NO. ______________

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY  17, 2002

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                 MYPLAN USA, INC.
                                -----------------
              (Exact name of small business issuer in its charter)



           NEVADA                        7812               52-2357837
--------------------------------  ------------------  ----------------------
(State or other jurisdiction of   (primary standard       (I.R.S. Employer
 incorporation or organization)    industrial code)    Identification Number)



                      3200 WILSHIRE BOULEVARD, NORTH TOWER
                         LOS ANGELES, CALIFORNIA  90010
                                 (213) 382-4283
       -------------------------------------------------------------------
          (Address and telephone number of principal executive offices and place of business)


       AGENT FOR SERVICE:                       WITH A COPY TO:

       SCOTT LEE                                JAMES L. VANDEBERG
       PENN CAPITAL CANADA LTD                  OGDEN MURPHY WALLACE, PLLC
       318 HOMER STREET, SUITE 701              1601 FIFTH AVENUE - SUITE 2100
       VANCOUVER, BRITISH COLUMBIA              SEATTLE, WASHINGTON  98101
       CANADA V6V 1K4                           USA
       (604) 647-0801                           (206) 447-7000


 (NAME, ADDRESS, INCLUDING  ZIP CODE, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE



TITLE OF EACH CLASS OF         AMOUNT  TO BE          PROPOSED            PROPOSED          AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED            MAXIMUM             MAXIMUM       REGISTRATION FEE
                                                 OFFERING PRICE PER      AGGREGATE
                                                        UNIT           OFFERING PRICE


Common stock, par value . .  10,597,415 shares  $ 0.25 per share (1)  $  2,649,354 (1)  $          633.20
 $0.001 per share

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                         SUBJECT TO COMPLETION - [DATE]
                                   PROSPECTUS


                             [_______________], 2002

                                MYPLAN USA, INC.
                      3200 WILSHIRE BOULEVARD, NORTH TOWER
                         LOS ANGELES, CALIFORNIA  90010
                                 (213) 382-4283


                        10,597,415 SHARES OF COMMON STOCK
                       TO BE SOLD BY SELLING SHAREHOLDERS


The selling shareholders of MyPlan USA, Inc. listed on page 9 under the caption "Selling Shareholders" may offer and sell up to an aggregate of 10,597,415 shares of our common stock under this prospectus. The selling shareholders may offer and sell the shares at any price. We will not receive any of the proceeds of this offering. The offering will close no later than 190 days after the effective date of the registration statement that includes this prospectus. Our common stock is not listed on a national securities exchange or the Nasdaq Stock Market. We intend to apply to have our common stock included for quotation on the OTC Bulletin Board. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

No underwriters are involved or are expected to be involved in the offer or sale of the common stock under this prospectus. The offering will begin after the registration statement that includes this prospectus becomes effective. An investment in the common stock offered under this prospectus involves a high degree of risk, and we urge you to carefully review this prospectus with particular attention to the section entitled "RISK FACTORS" BEGINNING ON PAGE 5.
                                             ----------------------------------
There are no pre-existing contractual agreements for any person to purchase the shares. We have made no selling arrangements for the sale of the securities offered in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.


                                TABLE OF CONTENTS

                                                              PAGE NO.
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . .   3
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . .   5
Forward Looking Statements . . . . . . . . . . . . . . . . . .   8
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .   8
Determination of Offering Price. . . . . . . . . . . . . . . .   9
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Selling Shareholders . . . . . . . . . . . . . . . . . . . . .   9
Plan of Distribution . . . . . . . . . . . . . . . . . . . . .  17
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .  18
Directors, Executive Officers and Control Persons. . . . . . .  18
Security Ownership of Certain Beneficial Owners and Management  19
Description of Securities. . . . . . . . . . . . . . . . . . .  20
Interest of Named Experts and Counsel. . . . . . . . . . . . .  21
Indemnification of Directors and Officers. . . . . . . . . . .  21
Description of Business. . . . . . . . . . . . . . . . . . . .  21
Management's Discussion and Analysis or Plan of Operation. . .  25
Description of Property. . . . . . . . . . . . . . . . . . . .  27
Certain Relationships and Related Transactions . . . . . . . .  27
Market for Common Stock. . . . . . . . . . . . . . . . . . . .  27
Executive Compensation . . . . . . . . . . . . . . . . . . . .  29
Changes In and Disagreements with Accountants. . . . . . . . .  29
Financial Statements Index . . . . . . . . . . . . . . . . . .  30


                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares in the offering. You should read the entire prospectus carefully.

                                INVESTMENT RISKS

An investment in this offering involves risk. There is no market for our stock at present, and our stock is likely to be thinly traded if one develops. We are a development stage company, have not commenced operations and are undercapitalized. We may continue to incur net losses in the future.

                                MYPLAN USA, INC.

We are in the process of developing a marketing and distribution network for the procurement of subcontracted animation production services to the animation industry. Our marketing and distribution network is being designed with the objective of becoming an entertainment media firm that provides services to the animation production and related entertainment industry in the following categories:

-     Pre-production  management  of  animation  projects;

-     Subcontracted distribution services for studios in the animation industry;
and

- Global networking sources for production and post-production services related to animation and entertainment projects.

We plan to participate in the development and pre-production of animation projects by directly offering our services or subcontracting the services of others at the pre-production stage and being involved in concept and character development, designing, story boarding and scenario or story composition on a sub-contract basis. Among pre-production activities, we intend to emphasize: overall project planning, finished product sales, marketing of pre-production subcontracted facilities.

Apart from the primary activity of pre-production animation and the marketing of the entire subcontracted production process, we believe the derivative market, which includes video, game, character, printing and brand licensing, will provide another market for our services over the long-term. The derivative market forms a separate industry segment and, in terms of market volume, occupies an increasing portion of the overall sales of the larger animation industry. In addition, the derivative market's products tend to extend the average life cycle of animation by moving mainstream images into the derivative areas.

Our principal executive offices are located at 3200 Wilshire Boulevard, North Tower, Los Angeles, California, 90010, and our telephone number is (213) 382-4283.

                                  THE OFFERING


Common stock offered by selling shareholders: . . .  10,597,415 shares

Common stock outstanding before this offering:. . .  17,016,000 shares

Common stock to be outstanding after this offering:  17,016,000 shares

The offering by the selling shareholders under this prospectus will be on a continuous and delayed basis. We will not receive any of the proceeds from the sale of shares by our selling shareholders. The selling shareholders may offer and sell up to an aggregate of 10,597,415 shares of our common stock under this prospectus. The selling shareholders may offer and sell the shares at any price. The offering by the selling shareholders will begin after the registration statement that includes this prospectus becomes effective.

This summary of our offering is based on shares outstanding at January 11, 2002.

                             SUMMARY FINANCIAL DATA

The following tables summarize the statement of loss and deficit and balance sheet data for our business.



STATEMENT OF OPERATIONS DATA:                PERIOD FROM INCEPTION    PERIOD FROM INCEPTION
                                               (AUGUST 2, 2001)         (AUGUST 2, 2001)
                                              THROUGH OCTOBER 31,      THROUGH AUGUST 31,
                                                     2001                     2001


Revenues . . . . . . . . . . . . . . . . .  $                    -   $                    -
------------------------------------------  -----------------------  -----------------------
Operating Expenses . . . . . . . . . . . .  $              206,251   $              202,364
------------------------------------------  -----------------------  -----------------------
Net Loss . . . . . . . . . . . . . . . . .  $              206,251   $             (202,364)
------------------------------------------  -----------------------  -----------------------
Net Loss per share . . . . . . . . . . . .  $              (0.0384)  $              (0.1447)
------------------------------------------  -----------------------  -----------------------
Weighted average common shares outstanding               5,375,778                1,398,575
------------------------------------------  -----------------------  -----------------------






BALANCE SHEET DATA:              AS AT OCTOBER 31, 2001    AS AT AUGUST 31, 2001


Cash and cash equivalents. . .  $                 9,734   $                9,846
------------------------------  ------------------------  -----------------------
Total Assets . . . . . . . . .  $                51,154   $                9,846
------------------------------  ------------------------  -----------------------
Total Liabilities. . . . . . .  $                87,695   $               42,500
------------------------------  ------------------------  -----------------------
Shareholders' Equity (Deficit)  $               (36,541)  $              (32,654)
------------------------------  ------------------------  -----------------------


RISK  FACTORS

There are significant risks associated with an investment in our common stock. Before making a decision concerning the purchase of our securities, you should carefully consider the following factors and other information in this prospectus when you evaluate our business. The potential success of our business model must be considered in light of our status as a development stage company.

BUSINESS  RISKS
---------------

WE WERE FORMED IN AUGUST, 2001 AND HAVE NOT COMMENCED OPERATIONS, WHICH MAKES FUTURE GROWTH PREDICTIONS DIFFICULT. Since we have not begun operating, the prediction of future financial results is difficult and, in some cases, impossible. Furthermore, we believe that period-to-period comparisons of our financial results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance. To the extent that we are unable to generate revenues as anticipated, our results of operations and financial condition will be materially and adversely affected.

WE CANNOT BE CERTAIN THAT WE WILL GENERATE A PROFIT OR REMAIN PROFITABLE IF WE DO GENERATE A PROFIT. We may never become profitable. Since we have not begun operating, we are unable at this time to predict our potential to realize a profit. If we do achieve profitability at some point in the future, we cannot be certain that we will remain profitable or that profits will increase in the future. Our auditors have expressed doubt about our ability to continue as a going concern. At this time, we have not commenced operations and expect to incur net losses for the foreseeable future. For further discussion, see the section of this Prospectus entitled "Management's Discussion and Analysis or Plan of Operation" below.

IN ORDER TO OBTAIN PRODUCTION CAPABILITY, OUR NEED FOR ADDITIONAL FUNDING MAY INCREASE IN THE NEAR TERM. We may need to purchase equipment, form joint ventures or swap our equity securities for services or technology in order to obtain production capability. Transactions with third parties could involve a commitment of substantial amounts of our capital. Even after spending the time and resources, we may not achieve our goal of production capability.

IF WE ARE UNABLE TO SECURE ADDITIONAL FINANCING, WE WILL NOT BE ABLE TO FULLY IMPLEMENT OUR BUSINESS PLAN AND MAY CEASE OPERATING. We require additional funding since we expect a negative operating cash flow over the next 12 months. We expect to experience negative operating cash flow for the foreseeable future as a result of significant upfront expenses needed to produce Horang-ee and Gatchee (A Tiger and a Magpie). Accordingly, we will need to raise additional funds in the short-term in order to fund our business plan. We will need to raise the funds by offering and selling equity securities or convertible debt securities, which will cause the percentage of ownership of our shareholders to be reduced. The securities issued to raise funds may have rights, preferences or privileges that are senior to those of the holders of our other securities, including our common stock. We do not have any contractual restrictions limiting our ability to incur debt. Any significant indebtedness, however, could restrict our ability to fully implement our business plan. If we are unable to repay the debt, we could be forced to cease operating. For further discussion, see Liquidity and Capital Resources in the section of this prospectus entitled "Management's Discussion and Analysis or Plan of Operation" below.

WE WILL DEPEND ON A LIMITED NUMBER OF SUBCONTRACT SUPPLIERS. Serving as a subcontract market distributor of animation production services is our primary business. In the case that any subcontractors we represent fail to meet delivery, quality and technology requirements of the customer, we would be exposed to the risk of being held responsible for customers' claims and could suffer a possible loss of revenue or higher than anticipated costs, which could seriously harm our operating results and ability to attract new business and retain existing business. We are also subject to the risk that a subcontract supplier may cease providing their specialized services or may choose not to upgrade their technologies and thereby diminish the quality of the production services we are able to provide. If we are unable to find a replacement subcontractor, that service may be permanently unavailable. Any of these events could increase our costs and harm our ability to deliver products on time and to compete.

WE ANTICIPATE FACING COMPETITION FROM COMPANIES WITH MORE RESOURCES, WHICH MAY PREVENT US FROM ATTRACTING AND RETAINING CUSTOMERS. The entertainment industry is highly competitive. Most of our competitors have significantly greater financial, technical, product development and marketing resources than us. Our primary competitors for customers include Walt Disney and 20th Century Fox. Many of our competitors have substantial installed customer bases and the ability to fund significant production and marketing efforts. There can be no assurance that future competition will not have a material adverse effect on our results of operations, financial condition or business. For further discussion, see Competition under the section of this prospectus entitled "Description of Business" below.

OUR GROWTH DEPENDS ON OUR ABILITY TO EFFECTIVELY MARKET OUR SUBCONTRACTED PRODUCTION SERVICES AND THE ANIMATION PRODUCTIONS WE PRODUCE. A significant amount of our revenue is expected to come from commissions generated by selling subcontract production and post-production services. However, we also plan to directly produce and distribute animation productions. Both types of businesses depend upon effective marketing to succeed. The subcontracted services are also very price sensitive, which limits the amount we are able to charge for the services in order to be competitive. This will limit the amount of potential revenue we may be able to generate from such a business. We cannot be assured that we will successfully identify new customers and their needs on time, establish distribution channels, forecast market trends or appropriately estimate demand size for our products and services. If we are not successful at marketing, we will not be able to grow our business and will not generate enough revenue to fully implement our business plan and become profitable.

WE DEPEND UPON A SMALL NUMBER OF KEY PERSONS, AND THE LOSS OF ANY OF THEM MAY AFFECT OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN. We are dependent on key employees to implement our business plan, and the loss of any of them may have a negative affect on our ability to timely and successfully implement our business plan. We do not have an employment agreement with any of our officers or key employees, and, as a result, there is no assurance that they will continue to manage our affairs in the future. We have not obtained key man insurance with respect to such persons. The key persons include Nak Hoon Kim, Song Yul Choi, Louis Young and Dae Yoon Lee.

GOVERNMENT  REGULATION  OF  THE  INTERNET  MAY  NEGATIVELY AFFECT OUR ABILITY TO
PROVIDE THE MARKETPLACE WITH OUR PRODUCTS AND SERVICES. The laws and regulations applicable to the Internet directly affect us because our products and services are dependent on the Internet as a communications and commercial medium. These laws and regulations are still evolving and unclear and have the potential of affecting our business. No specific laws are pending that will have a negative impact on our use of the Internet. However, any of the following laws pertaining to the Internet, if enacted, could potentially have a negative effect on the marketplace for our products and services due to their effect on customers who use our products and services:

-     regulating  the  price  of  accessing  the  Internet;
-     taxing  transactions  that  occur  over  the  Internet;
-     regulation  of  content  on  the  Internet;
-     privacy  on  the  Internet;  and
-     intellectual  property  ownership.

A number of proposals have been made at federal, state and local levels that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect our operations.

WE MAY BE UNABLE TO PROTECT INTELLECTUAL PROPERTY, TRADE SECRETS AND KNOW-HOW, WHICH WOULD REMOVE A BARRIER TO COMPETITION AND MAY DIRECTLY AFFECT THE AMOUNT OF REVENUE WE GENERATE. There can be no assurance that we will be able to maintain the confidentiality of any of the proprietary information, know-how or trade secrets that we or our customers own. The failure or inability to protect these rights could have a material adverse effect on our competitive position and operations and may subject us to significant liability.

WE MAY BE FOUND LIABLE FOR INFRINGEMENT, WHICH MAY EXPOSE US TO PAYMENT OF SIGNIFICANT DAMAGES AND INVALIDATION OF OUR PROPRIETARY RIGHTS. Our business activities may infringe upon the proprietary rights of others and those parties may assert infringement claims against us. Should that occur, the claims and any resulting litigation could subject us to significant liability for damages and could result in invalidation of our proprietary rights. Even if without merit, these potential claims could be time-consuming and expensive to defend or prosecute, and could result in the diversion of management's time and attention from our business.

INVESTMENT  RISKS
-----------------

OUR COMMON STOCK CURRENTLY HAS NO TRADING MARKET. The value and transferability of our common stock is currently affected by the fact that there is no market for the stock. No assurance can be given that a market for our common stock will develop or that it will be listed on the NASD's Over-the-Counter Bulletin Board.

THE SHARES BEING SOLD IN THIS OFFERING WILL BE "PENNY STOCK", WHICH WILL MAKE IT MORE DIFFICULT TO SELL THAN AN EXCHANGE-TRADED STOCK. Our securities, when available for trading, will be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets exceeding $5,000,000 or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of our securities to buy or sell in any market that may develop.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." (A "penny stock" is any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions). Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the
Securities and Exchange Act of 1934, as amended. The rules may further affect the ability of owners of our shares to sell their securities in any market that may develop for them. Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

          - control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
          - manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
          - "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
          - excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
          - the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

OUR ISSUANCE OF ADDITIONAL SHARES MAY HAVE THE EFFECT OF DILUTING THE INTEREST OF SHAREHOLDERS. Any additional issuances of common stock by us from our authorized but unissued shares may have the effect of diluting the percentage interest of existing shareholders. Out of our 100,000,000 authorized common shares, 82,984,000, or approximately 83%, remain unissued. The Board of Directors has the power to issue such shares without shareholder approval. We fully intend to issue additional common shares or preferred shares in order to raise capital to fund our business operations and growth objectives.

BOARD OF DIRECTORS AUTHORITY TO SET RIGHTS AND PREFERENCES OF PREFERRED STOCK MAY PREVENT A CHANGE IN CONTROL BY SHAREHOLDERS OF COMMON STOCK. Preferred shares may be issued in series from time to time with such designation, rights, preferences and limitations as our Board of Directors determines by resolution and without shareholder approval. This is an anti-takeover measure. The Board of Directors has exclusive discretion to issue preferred stock with rights that may trump those of common stock. The Board of Directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common shareholders from initiating a change in control of the company or reduce the rights of common shareholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of our common stock.

CONCENTRATION OF OWNERSHIP OF MANAGEMENT AND DIRECTORS MAY REDUCE THE CONTROL BY OTHER SHAREHOLDERS OVER MYPLAN USA. Our executive officers, directors and one principal shareholder own or exercise full or partial control over more than 37% of our outstanding common stock. As a result, other investors in our common stock may not have much influence on corporate decision making. In addition, the concentration of control over our common stock in the executive officers, directors and principal shareholder could prevent a change in control of MyPlan USA.

OUR BOARD OF DIRECTORS IS STAGGERED, WHICH MAKES IT MORE DIFFICULT FOR A STOCKHOLDER TO ACQUIRE CONTROL OF THE COMPANY. Our articles of incorporation and bylaws provide that our board of directors be divided into three classes, with one class being elected each year by the stockholders. This generally makes it more difficult for stockholders to replace a majority of directors and obtain control of the board.

SHAREHOLDERS DO NOT HAVE THE AUTHORITY TO CALL A SPECIAL MEETING THEREBY DISCOURAGING TAKEOVER ATTEMPTS. Pursuant to our articles of incorporation, only our Board of Directors has the power to call a special meeting of the shareholders, thereby limiting the ability of shareholders to effect a change in control of the company.

WE DO NOT ANTICIPATE PAYING DIVIDENDS TO COMMON STOCKHOLDERS IN THE FORESEEABLE FUTURE, WHICH MAKES INVESTMENT IN OUR STOCK SPECULATIVE OR RISKY. We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The board of directors has sole authority to declare dividends payable to our stockholders. The fact that we have not and do not plan to pay dividends indicates that we must use all of our funds generated by operations for reinvestment in our business activities. Investors also must evaluate an investment in our company solely on the basis of anticipated capital gains.

LIMITED LIABILITY OF OUR EXECUTIVE OFFICERS AND DIRECTORS MAY DISCOURAGE SHAREHOLDERS FROM BRINGING A LAWSUIT AGAINST THEM. Our articles of incorporation and bylaws contain provisions that limit the liability of directors for monetary damages and provide for indemnification of officers and directors. These provisions may discourage shareholders from bringing a lawsuit against officers and directors for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against officers and directors even though such action, if successful, might otherwise have benefited the shareholders. In addition, a shareholder's investment in our company may be adversely affected to the extent that costs of settlement and damage awards against officers or directors are paid by us pursuant to the indemnification provisions of the articles of incorporation. The impact on a shareholder's investment in terms of the cost of defending a lawsuit may deter the shareholder form bringing suit against one of our officers or directors. We have been advised that the SEC takes the position that this provision does not affect the liability of any director under applicable federal and state securities laws.


                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "anticipates", "believes", "plans", "expects", "future", "intends" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only until we close this offering.


                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the MyPlan USA common stock by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

This prospectus is solely for the purpose of allowing certain of our shareholders to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date while the registration statement is effective. The selling shareholders will determine the price for and timing of any sales of their stock.


                                    DILUTION

This prospectus is for sales of stock by certain of our shareholders on a continuous or delayed basis in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospective investors should be aware, however, that the price of shares covered by this prospectus may not bear any rational relationship to net tangible book value per share of MyPlan USA.


                              SELLING SHAREHOLDERS

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders prior to the offering, the number of shares of common stock that may be offered for sale pursuant to this prospectus by such selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders after the offering, and the percentage ownership after the offering. The offered shares of common stock may be offered from time to time by each of the selling shareholders named below. (See "Plan of Distribution"). However, the selling shareholders are under no obligation to sell all or any portion of the shares of common stock offered. Neither are the selling shareholders obligated to sell such shares of common stock immediately under this prospectus. Particular selling shareholders may not have a present intention of selling their shares and may offer less than the number of shares indicated. Because the selling shareholders may sell all or part of the shares of common stock offered hereby, the following table assumes that all shares offered under this prospectus have been sold by the selling shareholders.



                           NUMBER OF SHARES                      NUMBER OF SHARES   PERCENTAGE OF THE
NAME                      BENEFICIALLY OWNED  NUMBER OF SHARES     BENEFICIALLY     CLASS BENEFICIALLY
                             PRIOR TO THE         OFFERED       OWNED AFTER TO THE   OWNED AFTER THE
                               OFFERING                             OFFERING**          OFFERING**


Ahn, Chul Won. . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ahn, Eun Young . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ahn, Hee Sook. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ahn, Hong Ju . . . . . .              32,000            32,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ahn, Jin Wha . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ahn, Jong Whan . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ahn, Min Soon. . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ahn, So Yeun . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ahn, Sung Joon . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ahn, Sung Min. . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ahn, Young Joo . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ahn, Young Mi. . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ahn, Young Nam . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ahn, Young Ok. . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ahn, Young Whan. . . . .              25,000            25,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Bae, Hyun Soo. . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Baek, Seung Soo. . . . .               2,775             2,775                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Baek, Woon Kyung . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Bahng, Hyo Hak . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------

                                       9

                           NUMBER OF SHARES                      NUMBER OF SHARES   PERCENTAGE OF THE
NAME                      BENEFICIALLY OWNED  NUMBER OF SHARES     BENEFICIALLY     CLASS BENEFICIALLY
                             PRIOR TO THE         OFFERED       OWNED AFTER TO THE   OWNED AFTER THE
                              OFFERING                             OFFERING**          OFFERING**

Byon, Pyung Soon . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Chae, Hyo Soon . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Chae, Ji Young . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Gye Yeol . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Hong Rak . . . . .              17,000            17,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Hyeung Beom. . . .              73,600            73,600                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Hyun Choon . . . .              73,600            73,600                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Jae Ho . . . . . .              73,600            73,600                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Jin Sung . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Jung Yoon. . . . .              35,000            35,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Kyung Hee. . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Kyung Ran. . . . .               2,775             2,775                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Moo Il . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Seoung Wan . . . .               2,615             2,615                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Weh Sook . . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Yeun Kyu . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Yoon Hee . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Young Soo. . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choi, Young Whan . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Choo, Seoung Hyun. . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Chung, Shin Ok . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ha, Jung Hee . . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Han, Kwang Sik . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Han, Sang Chul . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Hong, Byung Ki . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Hong, Chul Ki. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Hong, Suk Ho . . . . . .              17,000            17,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Hong, Young Mi . . . . .              73,600            73,600                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Hong, Young Sik. . . . .              25,000            25,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Huh, Kyung Tae . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Hyun, Hong Ki. . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Hyun, Jung Ho. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Hyun, Soo Mi . . . . . .              20,500            20,500                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jang, Jin Ho . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jang, Jin Sun. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jang, Moon Soo . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jang, Sung Yeun. . . . .               2,775             2,775                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jang, Yo Soon. . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jin, Hee Sang. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jin, Young Sup . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jo, Bok Hee. . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jo, Dong Keun. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jo, Doo Ho . . . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jo, Jung Hyun. . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jo, Kang Rae . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------

                                       10

                           NUMBER OF SHARES                      NUMBER OF SHARES   PERCENTAGE OF THE
NAME                      BENEFICIALLY OWNED  NUMBER OF SHARES     BENEFICIALLY     CLASS BENEFICIALLY
                             PRIOR TO THE         OFFERED       OWNED AFTER TO THE   OWNED AFTER THE
                              OFFERING                             OFFERING**          OFFERING**

Jo, Keum Whan. . . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jo, Kwan Suk . . . . . .              35,000            35,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jo, Kyu Sung . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jo, Nam Suk. . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jo, Song Rae . . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jo, Whan Mook. . . . . .              73,600            73,600                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jo, Young Jin. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ju, Hee Goo. . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jun, Dong Ju . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jun, Eun Hee . . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jun, Jin Ho. . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jun, Jin Won . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jun, Sam Neung . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jun, Woo Kwan. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jung, Dong Won . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jung, Duk Ryeh . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jung, Jae Woo. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jung, Jung Ok. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jung, Kwan Hee . . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jung, Kwang Sik. . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jung, Kyung Hee. . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jung, Moon Sik . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jung, Moon Soo . . . . .              30,000            30,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jung, Sook Hee . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jung, Sung Hoon. . . . .              28,000            28,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jung, Woo Don. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jung, Woo Jin. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Jung, Yoon Ju. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kang, Boon Jo. . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kang, Jae Hong . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kang, Joon Ho. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kang, Ki Joon. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kang, Seung Huen . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kang, Soon Kui . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kang, Sung Mi. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kang, Woong Ja . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim Myung Joo. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Byung Woo . . . . .               2,775             2,775                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Byung Yeol. . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Cha Woong . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Chan Ki . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Chang Kap . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Choon Suk . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Choong Kyu. . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Dae Joong . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
                                       11

                           NUMBER OF SHARES                      NUMBER OF SHARES   PERCENTAGE OF THE
NAME                      BENEFICIALLY OWNED  NUMBER OF SHARES     BENEFICIALLY     CLASS BENEFICIALLY
                             PRIOR TO THE         OFFERED       OWNED AFTER TO THE   OWNED AFTER THE
                             OFFERING                             OFFERING**          OFFERING**

Kim, Do Soo. . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Eui Ja. . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Eun Soon. . . . . .              17,000            17,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Gye Soon. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Hae Lim . . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Han Soo . . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Hee Sung. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Hee Won . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Hyeong Sik. . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Hyo Jae . . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Hyo Jin . . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Hyo Suk . . . . . .              30,000            30,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Hyo Won . . . . . .              17,000            17,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Jae Il. . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Jae Min . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Jae Woo . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Jang Yeol . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Ji Hoon . . . . . .              30,000            30,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Jin Kyu . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Jin Ok. . . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Jin Soo . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Jin Sool. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Jin Sup . . . . . .              50,000            50,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Jong Whan . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Joon Soo. . . . . .              43,000            43,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Ju Chul . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Ju Sung . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Jung Ho . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Jung Hyeong . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Jung Il . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Jung Nam. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Keum Ja . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Keum Nam. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Ki Il . . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Kwang Sup . . . . .              55,000            55,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Kyung Ho. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Kyung Ja. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Kyung Ok. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Kyung Shin. . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Kyung Tae . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Kyung Wha . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Mann Young. . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Min Chul. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Min Sik . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Moon Hyun . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
                                       12

                           NUMBER OF SHARES                      NUMBER OF SHARES   PERCENTAGE OF THE
NAME                      BENEFICIALLY OWNED  NUMBER OF SHARES     BENEFICIALLY     CLASS BENEFICIALLY
                             PRIOR TO THE         OFFERED       OWNED AFTER TO THE   OWNED AFTER THE
                              OFFERING                             OFFERING**          OFFERING**

Kim, Myung Dae . . . . .             400,000           400,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Myung Sook*** . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Myung Sook*** . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Ok Soon . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Sam Chun. . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Sang Yoon . . . . .               2,775             2,775                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Seung Gon . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Shi Dong. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Soo Woong . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Soo Yeun. . . . . .              25,000            25,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Soon Hee. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Soon Joong. . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Soon Ki . . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Soon Ok . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Sun Hee . . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Sup . . . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Tae Sik . . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Taek Man. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Wha Young . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Won Sang. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Woo San . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Yeh Kyu . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Yeon Tae. . . . . .               2,775             2,775                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Young Aeh . . . . .              25,000            25,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Young Ick . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Young Min . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Young Sook*** . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Young Sook*** . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kim, Young Sum . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ko, Chun Jae . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ko, Hae Kwon . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ko, Hyeong Up. . . . . .              40,000            40,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ko, Jong Kyu . . . . . .              26,000            26,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ko, Jong Won . . . . . .              73,600            73,600                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ko, Jong Woo . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ko, Jung Soon. . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ko, Kwang Yong . . . . .              25,000            25,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ko, Moon Ok. . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ku, Yong Mann. . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kwahk, Jung Soo. . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kwon, Jae Hoon . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kwon, Tae Heun . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kwon, Yeon Ok. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kwon, Young Aeh. . . . .              30,000            30,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Kwon, Young Joon . . . .              40,000            40,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
                                       13

                           NUMBER OF SHARES                      NUMBER OF SHARES   PERCENTAGE OF THE
NAME                      BENEFICIALLY OWNED  NUMBER OF SHARES     BENEFICIALLY     CLASS BENEFICIALLY
                             PRIOR TO THE         OFFERED       OWNED AFTER TO THE   OWNED AFTER THE
                              OFFERING                             OFFERING**          OFFERING**

Lee, Bo Yeon . . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Byung Gok . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Byung Jae . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Byung Nam . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Duk Seoung. . . . .              25,000            25,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Duk Soon. . . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Eung Woo. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Han Byul. . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Hoon Kyu. . . . . .              50,000            50,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Il Sun. . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, In Sup. . . . . . .              35,000            35,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Ji Young. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Jong Kook . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Jong Whan . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Jun Hae . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Jun Koo . . . . . .              50,000            50,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Jung Nak. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Jung Sook . . . . .              21,000            21,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Kwan Min. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Kwang Ok. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Kwang Sik . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Kwang Young . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Kyu Sam . . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Kyu Yeun. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Kyung Won . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Mi Ja . . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Mi Jin. . . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Nam Kyung . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Ok Soon***. . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Ok Soon***. . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Sang Hoon . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Sang Rak. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Seoung Kook . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Soo Won . . . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Soon Hee*** . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Soon Hee*** . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Sun Ju. . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Sung Dae. . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Tae Won . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Taek Hyun . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Wan Goo . . . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Wha Soon. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Won Ho. . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Young Hee . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lee, Young Joon. . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------

                                       14

                           NUMBER OF SHARES                      NUMBER OF SHARES   PERCENTAGE OF THE
NAME                      BENEFICIALLY OWNED  NUMBER OF SHARES     BENEFICIALLY     CLASS BENEFICIALLY
                             PRIOR TO THE         OFFERED       OWNED AFTER TO THE   OWNED AFTER THE
                              OFFERING                             OFFERING**          OFFERING**

Lee, Young Shin. . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lim, Ju Ho . . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lim, Jung Ah . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Lim, Tae Jin . . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Min, Byung Gunn. . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Min, Yeun Ki . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Moon, Byung Dong . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Moon, Byung Min. . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Moon, Gunn Chi . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Moon, Jung Kyoon . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Moon, Kui Dong . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Moon, Kyu Yeol . . . . .              60,000            60,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Moon, Kyung Whan . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Moon, Yong Soon. . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Moon, Young Soon . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Murota, Midori . . . . .              73,600            73,600                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Murota, Miharu . . . . .              60,000            60,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Myung, Jae Man . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Na, Hae Yoon . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Nakamura, Doku . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Nam, Eui Hyun. . . . . .              30,000            30,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Nam, Jung Hee. . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Nam, Jung Im . . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Nam, Myung Woo . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Nam, Sang Ho . . . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Noh, Jin Woo . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Noh, Young Ja. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Oh, Chang Soo. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Oh, Duk Whan . . . . . .              40,000            40,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Oh, Joon Sook. . . . . .              17,000            17,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Oh, Seoung Ki. . . . . .              30,000            30,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Bo Hee . . . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Bong Choon . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Bong Jo. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Bong Sik . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Eun Ryung. . . . .              18,500            18,500                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Eun Sook . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Hee Mang . . . . .              48,000            48,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, In Sook. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Jae Bok. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Jae Choon. . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Jae Hyun . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Jae Mann . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Jae Woo. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Jae Yoon . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------

                                       15

                           NUMBER OF SHARES                      NUMBER OF SHARES   PERCENTAGE OF THE
NAME                      BENEFICIALLY OWNED  NUMBER OF SHARES     BENEFICIALLY     CLASS BENEFICIALLY
                             PRIOR TO THE         OFFERED       OWNED AFTER TO THE   OWNED AFTER THE
                              OFFERING                             OFFERING**          OFFERING**

Park, Jong Hyun. . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Jong Ryul. . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Jung Sook. . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Ki Chul. . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Kyu Wha. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Mi Ja. . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Seung Ah . . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Soon Nam . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Yong Duk . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Yoo Dong . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Park, Young Mi . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Pegasus Investments Ltd.             350,000           350,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Penn Capital Canada Ltd.             770,000           770,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Pyun, Do Kook. . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ra, Byung Ryol . . . . .              73,600            73,600                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ryu, Hae Young . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ryu, Si Yong . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Ryu, Tae Sook. . . . . .              50,000            50,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Seung, Jung. . . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Shin, Eul Sook . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Shin, Heung Sik. . . . .              50,000            50,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Shin, Jung Ho. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Shin, Kook Sung. . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Shin, Myung Kyu. . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Shin, Sang Gon . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Shin, Sung Ho. . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Shin, Tae Yong . . . . .              25,000            25,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Sim, Jung Geun . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Sim, Sang Bo . . . . . .              30,000            30,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Sim, Soo Bo. . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Sin, Boon Sook . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Son, Joon Sung . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Son, Sung Ho . . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Song, Jin Ho . . . . . .               2,775             2,775                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Song, Ju Jin . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Song, Myung Soon . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Song, Sang Ho. . . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Song, Young Hoon . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Suh, Hyun Wook . . . . .              30,000            30,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Suh, Jum Yeul. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Suh, Jung Phil . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Suh, Jung Sook . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Suh, Jung Soon . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Suh, Ki Yeul . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Suh, Kwang Soo . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------

                                       16

                           NUMBER OF SHARES                      NUMBER OF SHARES   PERCENTAGE OF THE
NAME                      BENEFICIALLY OWNED  NUMBER OF SHARES     BENEFICIALLY     CLASS BENEFICIALLY
                             PRIOR TO THE         OFFERED       OWNED AFTER TO THE   OWNED AFTER THE
                              OFFERING                             OFFERING**          OFFERING**

Sul, Yong Soo. . . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Sung, Baek Sun . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Um, Keum Sun . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Um, Ki Joo . . . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Vandeberg, James L.. . .              25,000            25,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Whang, Kyung Yeun. . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Whang, Sang Keun . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Wilson, Chapin . . . . .              25,000            25,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Won, Byung Jin . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Won, Duk Rae . . . . . .             160,625           160,625                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Won, Jong Bae. . . . . .              30,000            30,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Woo, Hee Jin . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Woo, Yeun Koo. . . . . .              50,000            50,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Worldcup Finance Ltd.. .             846,000           846,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yang, Han Bin. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yang, Jae Hong . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yang, Kyung Ja . . . . .              50,000            50,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yang, Man Sik. . . . . .              30,000            30,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yang, Myung Suk. . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yang, Tae Sik. . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yang, Yoon Hee . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yeum, Sang Soo . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yoon, Dae Ok . . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yoon, Eun Ju . . . . . .              73,600            73,600                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yoon, Hae Ryong. . . . .              30,000            30,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yoon, Ik Jin . . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yoon, Moon Ho. . . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yoon, Tae Yoon . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Yoon, Young Hee. . . . .             400,000           400,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
You, Byung Suk . . . . .              16,536            16,536                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
You, Hae Sik . . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
You, Jin Hyeong. . . . .               8,000             8,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
You, Jung Ja . . . . . .              16,100            16,100                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
You, Mi Sook . . . . . .              20,000            20,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
You,K Dong Soo . . . . .               7,000             7,000                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
Youn, Yer Kyoo . . . . .              73,600            73,600                   0                   *
------------------------  ------------------  ----------------  ------------------  ------------------
     TOTAL . . . . . . .          10,597,415        10,597,415                   0
------------------------  ------------------  ----------------  ------------------

*  Less  than  one  percent.
** Assumes the sale of all offered shares of common stock under this offering. *** These are individual shareholders with the same name.


                              PLAN OF DISTRIBUTION

The sale or distribution of the common stock covered by this prospectus may be effected directly to purchasers by the selling shareholders or, if our common stock becomes listed on the OTC Bulletin Board, from time to time in the over the counter market at prices and at terms prevailing at the time of sale. The shares may be sold by one or more of the following methods:

- a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;
- purchases by a broker or dealer as principal and resales by that broker or dealer for its own account pursuant to this prospectus;
- an over-the counter-distribution in accordance with the rules of the OTC Bulletin Board;
- in ordinary brokerage transactions or transactions in which the broker solicits purchasers;
- in transactions otherwise than on any stock exchange or in the over-the-counter market; and
-    pursuant  to  Rule  144.

Any of these transactions may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholder, or by agreement between the selling shareholder and brokers, dealers or agents, or purchasers. There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them.

Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

The offer and sale of the common stock offered under this prospectus will commence after the registration statement that includes this prospectus becomes effective. There are no pre-existing contractual agreements for any person to purchase the shares.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding. Further, our officers and directors know of no legal proceedings against us or our property contemplated by any governmental authority.

                DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

The following table sets forth the name, age, and position of each Director and Executive Officer of MyPlan USA, Inc.

NAME            AGE             POSITION
--------------  ---  ------------------------------
Nak Hoon Kim .   40  President and a Director
--------------  ---  ------------------------------
Seung Hee Choi   28  Director
--------------  ---  ------------------------------
Song Yul Choi.   41  General Manager and a Director
--------------  ---  ------------------------------

Nak Hoon Kim, Seung Hee Choi and Song Yul Choi represented the first Board of Directors of MyPlan USA following the merger with VJG4, Inc. All three were appointed to the Board of Directors on August 21, 2001. Each director will serve staggered terms of one, two, or three years and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement.

There are no arrangements or understandings between the directors and officers of MyPlan USA and any other person pursuant to which any director or officer was or is to be selected as a director or officer. In addition, there are no agreements or understandings for the officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor acting at the direction of any other person.

The following summary outlines the professional background of the directors, executive officers and significant employees over the past five years.

DIRECTORS  AND  EXECUTIVE  OFFICERS
-----------------------------------

NAK  HOON  KIM,  PRESIDENT  AND  A  DIRECTOR
During the past five years, Mr. Kim has been involved with several companies, comprised of AKOM, an animation production firm in Korea for which he served as manager and Plus One Co. Ltd., an animation production firm also in Korea for which he served as production manager. During the year 2000, Mr. Kim also has worked as a production manager for MyPlan Korea.

SEUNG  HEE  CHOI,  DIRECTOR
Since moving to the Los Angeles area in 1988 to complete high school and attend college as a computer science student, Mr.Choi has held supervisory and managerial positions in the janitorial and restaurant businesses (Tom's Janitorial and Edo-Ya restaurant).

SONG  YUL  CHOI,  GENERAL  MANAGER  AND  A  DIRECTOR

During the past 5 years, Mr. Choi was planning director for Sangwon Development and was employed in strategic planning for Daewoo International, both of Korea. Mr. Choi founded and operated Samjin Co., and was the general manager for First Enterprise Co. Ltd. before joining MyPlan USA, Inc. in its preliminary organizational stage. Mr. Choi holds a Master's degree in Business Administration from Yonsei Business College and is a graduate from the Yonsei University School of Engineering, Korea.

None of MyPlan USA's directors and officers are currently directors or officers of any other company.

SIGNIFICANT  EMPLOYEES
----------------------

LOUIS  YOUNG,  ANIMATION  MANAGER
Mr. Young has studied art and animation at Institutes and Academy's in California, Paris and Korea. During the past five years, he has worked as animation director for Toon Us Animation and has done layouts and animation for Klasky-Csupo. As well, Mr. Young has performed as a storyboard artist/designer and assistant director for Fox Animation.

DAE  YOON  LEE,  GRAPHIC  ARTIST
Mr. Lee holds a Phd in computer graphics from the University of P. W. and has been a Professor of image design at Dankook University Graduate School, Korea. During the past five years, Mr. Lee has been President of the Korea Internet Design and an Executive Director of WBC Internet Broadcasting, Seoul, Korea. Mr. Lee also served as the Vice President of the Promotion Task Force for World Cup 2002, Korea.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 11, 2002, our outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by us to own beneficially, more than 5% of our common stock, and the shareholdings of all executive officers and directors as a group. As of January 11, 2002, we had 17,016,000 shares of common stock issued and outstanding. All shares set forth in the following table are held directly and each shareholder has sole voting and investment power concerning their shares.

NAME                                                         SHARES    PERCENTAGE OF
                                                              OWNED     SHARES OWNED
Nak Hoon Kim - President and a Director. . . . . . . . . .     60,000          0.004%

Seung Hee Choi - a Director. . . . . . . . . . . . . . . .        Nil          0.000%

Song Yul Choi - General Manager and a Director . . . . . .    160,625          0.009%

Do Suk Kim- Shareholder and Founder. . . . . . . . . . . .  6,137,960          36.07%

All Executive Officer and Directors as a Group (3 persons)    220,625          0.013%
----------------------------------------------------------  ---------  --------------

Each of MyPlan USA's officers and directors may be reached at its executive offices located at 3200 Wilshire Boulevard, North Tower, Los Angeles, California, 90010.

There are no arrangements known to us, the operation of which may result in a change of control of the company.


                            DESCRIPTION OF SECURITIES

The following is a description of the material terms of our capital stock. This description does not purport to be complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to the registration statement that include this prospectus, and by the applicable provisions of Nevada law.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. At January 11, 2002, there were 17,016,000 shares of common stock issued and outstanding and no shares of preferred stock outstanding.

COMMON  STOCK

Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of MyPlan USA's common stock.

Because the holders of shares of MyPlan USA's common stock do not have cumulative voting rights, the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets of the company available to shareholders after payment of all creditors.

Under the articles of incorporation, only the Board of Directors has the power to call a special meeting of the shareholders, thereby limiting the ability of shareholders to effect a change in control of the company by changing the composition of its Board.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of MyPlan USA common stock are issued, the relative interests of existing shareholders may be diluted.

PREFERRED  STOCK

The board of directors may determine, in whole or in part, the preferences, limitations and relative rights, within the limits set forth by the laws of the state of Nevada of any class of its preferred stock before the issuance of any shares of that class.

Preferred stock can be used as an anti-takeover measure. The board of directors has exclusive discretion to issue preferred shares with rights that may trump those of its common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common stock shareholders from initiating a change in control of the company or reduce the rights of common shareholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of the company's common stock.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Neither Pannel Kerr Forster nor Ogden Murphy Wallace, PLLC was employed on a contingent basis in connection with the registration or offering of our common stock.

Mr. James Vandeberg and Mr. Chapin Wilson are attorneys with Ogden Murphy Wallace, PLLC, serving as our U.S. securities counsel, and are shareholders of MyPlan USA who are selling their common stock through this prospectus. Mr. Vandeberg and Mr. Wilson were the sole shareholders and principals of VJG4, Inc., a public Washington corporation. Each of them received 25,000 shares of MyPlan USA common stock in exchange for their VJG4, Inc. common stock when VJG4, Inc. merged with MyPlan USA on August 20, 2001.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with Nevada law, our Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to the registration statement that includes this prospectus, provide that the company may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the company, against such person's costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the company, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defence of such action against costs and expenses actually and reasonably incurred in connection with the action.

Our bylaws, filed as Exhibit 3.2 to the registration statement that includes this prospectus, provide that the company will indemnify its officers and directors for costs and expenses incurred in connection with the defence of actions, suits, or proceedings against them on account of their being or having been directors or officers of the company, absent a finding of negligence or misconduct in office. Our bylaws also permit the company to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the company has the power to indemnify such person against liability for any of those acts.


                             DESCRIPTION OF BUSINESS

OVERVIEW
--------

We are a development stage company in the process of developing a network of animation production and management expertise with the objective of becoming an entertainment media firm that provides services to the animation production and related entertainment industries in the following capacities:
- Project management services during the entire animation production process;
- Production services related to animation and other entertainment projects through a global network of subcontractors managed by us; and
-     Global  distribution  services  for  finished  animation  products.

We intend to generate revenue over the next 12 months by selling our comprehensive animation production and marketing services and we anticipate earning commissions generated by subcontracting production and post production services.

We commenced pre-incorporation activities in November 2000 and prepared our business plan prior to incorporating in Nevada on August 2, 2001. We entered into an Agreement and Plan of Merger with VJG4, Inc., a public Washington corporation, shortly thereafter on August 20, 2001. MyPlan USA was the surviving corporation and assumed public company status. For further information about the merger, we refer you to our Form 8-K 12g-3, as amended, dated August 20, 2001 and filed with the SEC on December 14, 2001.

MyPlan USA is a Nevada corporation. We are headquartered and have our principal executive offices at 3200 Wilshire Boulevard, North Tower, Los Angeles, California, 90010.

OUR  SERVICES
-------------

The animation production services that we anticipate providing directly or through subcontractors cover the entire animation production process from pre-production through production and post production.

     PRE-PRODUCTION services include assisting with the following activities: scenario writing; scenario synopsis and story boarding; image sketching and conceptual drawing; character designing; sequential layout with continuity; and film planning.

PRODUCTION services include assisting with the following activities: character designing; drawing thumbnail animation; animating; pencil testing; key-animation; clean-up animation; in between animation; background painting; setting and stage making; sound track recording with exposure sheet; and camera operation and filming.

POST-PRODUCTION services include assisting with the following activities: editing; mixing; and recording.

PRE-PRODUCTION  PROJECT  MANAGEMENT

We plan to participate in the development and pre-production of animation projects by offering our services at the pre-production stage. Our services will include concept and character development, design work, story boarding and scenario or story composition on a sub-contract basis. We intend to emphasize overall project planning, finished product sales and the marketing of pre-production subcontracted facilities.

In addition, we believe the derivative market, which includes videos, games, printing and brand licensing, will provide another source of business. The derivative market is a separate segment within the animation industry. Our competitors have had animation image products generate further revenue by becoming products in the derivative marketplace. At this time, however, we are unable to predict the volume of work, if any, that we will receive from the derivative marketplace.

SUBCONTRACTED  PRODUCTION  SERVICES

We plan to identify subcontractors according to each subcontractor's specialties with respect to the production process and the type or types of animation and execute agreements with the subcontractors to provide services through the Internet to customers in any geographic location.

Production companies in the United States animation industry tend to subcontract production services. Most resellers and distributors of production services do not add value to products developed by subcontractors. We distinguish ourselves from those resellers and distributors by creating additional value through our knowledge and expertise of the products and their target markets. We believe that we are able to identify the special expertise needed at a specific point in the development of a particular type of animation production and arrange for the services of subcontractors with that expertise. We are in the process of developing a global sourcing network consisting of subcontractors that together are expected to offer the full production services needed to complete an animation project.

We intend to outsource most of the work in the production and post-production phases of animation projects we manage. We will offer our services as overall project managers and, in that capacity, ensure production quality and timeliness. We are planning to have all production processes be managed and supervised through the Internet. Production quality will be ensured by using a line test system during the production process, by facilitating communication between operators, by implementing a comprehensive management system that includes the director and supervisor in decision-making, and by providing digital enhancement services through the Internet.


INDUSTRY  OVERVIEW
------------------

The animation industry can be characterized as a "high-risk, high-return" industry. Successful animation products can yield significant revenues as demonstrated by the "Lion King" and the "Toy Story," which have been widely distributed and have generated significant revenue both from the animation production and from the derivative marketplace. Most productions, however, generate significantly less revenue. The amount of potential revenue generated by a production is not necessarily limited by the size of the production firm or the amount of time and money spent on the production. Many animation productions presented by established, large production firms with substantial budgets end up failing while smaller firms have produced successful productions. In addition to the amount of resources available, we believe the factors that generate successful productions are creativeness, effective use of technology, a motivated staff and expertise at marketing.

Due to the rapid move into digitalization and the improvement of related technologies, such as computer graphics, MPEG and user interface technologies, '3D animation' and 'flash animation' are expanding their position in the market and have stimulated market demand for animated entertainment (Roncarelli Report on the Computer Animation Industry in 2000). We intend to remain on the cutting edge of technology-driven animation.

Animation products can be categorized into movie theatre animation and television animation. Major players, like Walt Disney and 20th Century Fox, have long dominated the movie theatre animation market and this trend is expected to continue.

With respect to television animation, Japanese animations or "Japanimation" is continuously expanding into new geographic markets. Increasing numbers of television animations are utilizing Japanimation (Roncarelli Report on the Computer Animation Industry in 2000). We believe this trend is due in part to the popular cartoon "Pocket Monster," and the relatively inexpensive production costs of Japanimation.

New, less costly production methods utilizing computer graphic technologies and global outsourcing networks are becoming the trend in animation production (Roncarelli Report on the Computer Animation Industry in 2000). One of the most prevalent and outstanding changes in the animation market is the transition from 2D animation to 3D animation. Three-D animation was first introduced in the United States as part of the information technology industry boom in the 1990's and has been used in video games, broadcasting, educational programs and web-page development. The decreasing cost of producing 3D animation and its popularity among audiences has contributed to its rapid expansion throughout the industry (Roncarelli Report on the Computer Animation Industry in 2000). 'Toy Story' was one of the most noticeable recent 3D animation productions using technology developed by Pixar. 'Toy Story' was distributed by Walt Disney and generated $184 million in profit and received an academy award [announcement June, 1998 from Frost & Sullivan, a leading market survey institute].

Another important segment of the animation industry is the derivative products market. The derivative products market consist of a number of products that either use animation graphics or display images from animation productions. For example, computer games use interactive animation graphics to identify characters and simulate storylines. In addition, character marketing is popular following a successful animation production. For example, fast food restaurants create replicas of characters to be distributed through their stores to target markets. As more successful animation products are produced and distributed, the derivative market is expected to grow.

The size of the animation market continues to grow steadily. According to the Roncarelli Report on the Computer Animation Industry in 2000, the world's computer animation market size has grown from $5 billion in 1994 to $29.5 billion in 2000, an approximately $4 billion per year expansion. The global market volume of the entire animation segment of the industry was estimated to be $70 billion in 1997, including $6 billion from movie theatre animation. (Roncarelli Report on the Computer Animation Industry in 2000)

According to an announcement June, 1998 from Frost & Sullivan, a leading market survey institute, total sales of 3D animation related to software in the U.S. was estimated to be $185 million in 1997. The annual growth rate was estimated to be 26%.

MARKETING  AND  SALES
---------------------

As a distributor of subcontracted animation production services, we are currently developing a global network of subcontractors. Our primary target customers are major animation production firms such as Walt Disney, 20th Century Fox, Wildstorm Production and other established broadcasting companies, each of whom is a potential customer as well as a potential competitor of MyPlan USA.

Initially, we intend to proactively develop potential prospects in the United States and other advanced markets by making cold calls to potential customers and by referrals from business associates for leads. Our potential customers include the following companies:
-     Full  production  animation  companies;
-     General  entertainment  companies;
-     Pre-production  only  companies;
-     Broadcasting  companies;  and
-     Animation  distributors.

We also intend to assist with the development and distribution of products in the derivative products marketplace. Our potential customers include the following companies:
-     Game  development  companies;
- Character licenses such as garment manufacturers, stationary products, fashion accessories and food and beverage container manufacturers;
-     Web  content  providers;  and
-     Other  entertainment  firms.

We believe that exceptional customer service and an effective support system are critical to our success. We intend to establish a comprehensive service and support structure to manage customer relationships.

We are developing our role as a subcontract market distributor of animation production with the intention of entering the animation pre-production market and establishing a global sourcing network within the overall animation industry for sourcing production services.

We intend to work with our partner, MyPlan Korea, to generate animation production work in Korea. Korea's animation industry is expected to grow to an approximately $1.2 billion market by the end of 2001. Out of this amount, $79 million is expected to be generated by subcontracted animation studio work. (1999 Research Institute of Information and Telecommunications) In Korea, there are more than 200 small and medium-sized subcontract studios at the end of the year 2000. (1999 Research Institute of Information and Telecommunications) In Korea, the Ministry of Culture and Travel established an animation curriculum in colleges and universities to ensure a sufficient supply of well-trained animation technicians and artists for the growing animation industry in Korea. (1999 Research Institute of Information and Telecommunications) The Korean subcontractors share their market with competitive Chinese and Taiwanese subcontractors.

MyPlan Korea has established itself as a post-production supplier of animations to well known U.S. and Japanese animation production companies, such as Wildstorm Productions and Hallmark Entertainment. Maintaining a good reputation in the marketplace has enabled MyPlan Korea to enjoy consistent growth in recent years. We intend to expand our relationship with MyPlan Korea to generate customers in Korea and elsewhere through referrals. We also intend to rely on MyPlan Korea for implementation of our business plan as we develop a global sourcing network.

COMPETITION
-----------

The animation market is fragmented and highly competitive. Competitors range from the most well-known and established companies, such as Walt Disney, to many unknown smaller firms. The competition is particularly vigorous in the newly developing areas of 3D animation and 'flash animation.' There are no specific barriers to market entry.

Our primary competitors consist of companies that provide production services to the animation production firms either directly or through subcontractors and include Walt Disney and 20th Century Fox. At this time we are not operational and so do not have any market share.

We believe that factors critical to our success in the marketplace include our ability to provide creativeness in the pre-production and production stages, skilled personnel to use and develop production technology, highly skilled and motivated staff, an effective marketing strategy for an animation production, project management expertise, and adequate funding. Each of these criteria are necessary ingredients to a successful animation production and we intend to be in a position to provide our customers with the ingredients to succeed.

We believe that quality control is one of the most basic and fundamental ways of competing effectively in the animation industry. Our objective is to establish a quality control system that minimizes retake rates and ensures on-time production. We intend to manage projects through the Internet and utilize the latest procedures in technical production.

THEATER  ANIMATION  MARKET

Walt Disney and other major U.S. companies dominate the theatre animation market. Theatre animation production companies often subcontract the production and post-production stages of animation production, which stages are comprised primarily of labour-intensive work such as drawing, painting, printing and mixing. Major subcontractors in the U.S. marketplace are primarily located in the Far East, including Korea, China and Taiwan (Roncarelli Report on the
Computer Animation Industry in 2000). Competition between subcontractors is intense and the market is highly price and technology sensitive. We intend to compete for business in the theatre animation production market. TELEVISION ANIMATION MARKET

Japanese animation studios dominate the television animation market. The number of Japanese animation companies approximates 300 (Roncarelli Report on the Computer Animation Industry in 2000). There are approximately 30 first tier sub contracting firms that service the Japanese animation companies. Japanese animation comprises a majority of the overall television animation market for subcontractor work. MTV, Cartoon Networks and a number of other well-known American studios also use subcontractors for television animation production. (Roncarelli Report on the Computer Animation Industry in 2000)

INTELLECTUAL  PROPERTY
----------------------

With respect to subcontracted animation products, all copyrights and other intellectual property associated with the animation product belong to the customer. A subcontractor may hold, however, rights to a character license or distribution contract in the derivative products market. We will seek protection of intellectual property that we own. At this time, confidentiality policies are in place with respect to our employees and confidentiality provisions are contained in contracts with third parties.

GOVERNMENT  REGULATION
----------------------

There are no specific government regulations known to us, other than standard business practice, law and conduct, which might effect us in following our business plan.

EMPLOYEES
---------

We currently employ six full-time employees. Of these employees, two are engaged in the area of sales and marketing, two are engaged in administration and finance, and two are engaged in technical production. We consider our labor relations to be good. None of our employees are covered by a collective bargaining agreement.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

As a newly incorporated company, MyPlan USA has no previous business activity. The following discussion and analysis should be read in conjunction with our audited financial statements and notes thereto for the period from inception, August 2, 2001, through August 31, 2001 and interim unaudited financial statements and notes thereto for the period from inception, August 2, 2001, through October 31, 2001 and other financial information included elsewhere in this prospectus. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. MyPlan USA's actual results may differ materially from the results discussed in the forward-looking statements.

OVERVIEW
--------

MyPlan USA is a Nevada corporation formed on August 2, 2001. MyPlan USA is a development stage company engaged in developing an animation production services company. We intend to create a network of subcontractors with the skills to produce and market theatre and television animation products from the pre-production stage through distribution and marketing of end products. Our objective is to be a full-service animation production resource for animation production firms located anywhere in the world. Once we have the skills in place to provide high-quality specialized animation services, we will begin to market the services in the Far East and the United States. Competition is fierce in this marketplace but the industry is growing and there are few barriers to entry.

Over the long term, and in addition to pure animation products, we intend to assist with the production and marketing of derivative products that stem from theatre and television animation productions as well as assist with the production of other animation products such as computer games and web-page animation.

PLAN  OF  OPERATION
-------------------

At August 31, 2001, we had approximately $9,846 of cash. We hold the majority of our cash in United States' currency, and we pay most of our expenses in United States' currency. Once we commence the development of our global sourcing network, we expect that our monthly cash expenditures will be approximately $20,000. At this rate, we anticipate that our existing cash reserves will not be sufficient to sustain our operations through 2002. We anticipate the short term financing of our development by the use of trade accounts payable and generated revenues.

We will record revenue in two categories: subcontract sales and new products sales. We plan to sell products into the market on a commission basis. We are targeting to generate $2.5 million in gross sales from subcontract sales in the next 12 months and intend to earn a 10% commission on those sales, or $250,000. Generating this projected revenue will depend upon our ability to successfully launch our business and develop a sourcing network with subcontractors and production companies in East Asia over the next two quarters.

We  plan  to  begin  realizing  revenue  in the first quarter of 2002.   We have
received the following orders as a subcontracted distributor to market the following products currently in the post-production stage:



Name of Product       Number of Episodes           Customer
---------------  ----------------------------  ----------------

Rescue Heroes .  7 episodes / 20 minutes each  NELVANA (Canada)
Snoopy. . . . .  1 episode / 25 minutes        MAD T.V.

We are also involved with a new animation production at the planning and development stage called Horang-ee and Gatchee (A Tiger and a Magpie). We are co-producing Horang-ee and Gatchee with MyPlan Korea and are currently in the initial stage of pre-production. This is intended to be a television animation production. If it is successful as a television network show, we will reproduce it in a theatre animation version. The target market is older children and teenagers. The overall production budget from pre-production through promotion and advertising for Horang-ee and Gatchee is set at $7 million. The largest portion of the budget is allocated to production (35%) and to promotion and advertising (35%). The balance of the budget consists of pre-production expenses including project development (20%) and post-production costs (10%).

We forecast gross revenue from our animation Horang-ee and Gatchee to be $17.5 million over three years. The revenue is anticipated to come primarily from direct sales of the animation to broadcasting companies, sales of videotapes and DVDs and sales from character licensing. The actual revenue generated from the animation may be less than that forecasted and could be under $7 million, the estimated cost of the production. In addition, the budget for producing the animation could be higher than the forecast of $7 million. In either or both cases, we could incur a loss from the animation.

Investors are cautioned against attributing undue certainty to our projections for generating revenue due to potential contract negotiation difficulties, budget uncertainties, delays in planned completion dates and market acceptance. If changes occur with respect to the projections being made, we will provide investors with updated information, including a comparison to actual results.

LIQUIDITY  AND  CAPITAL  RESOURCES
----------------------------------

Our initial sources of liquidity is expected to be cash from operations, working capital, lines of credit, and debt and equity financing. Since we have no operating history, we must first rely on equity and/or debt financing to launch our business. We will need additional funding in order to produce and distribute the television animation project that is under development. There can be no assurances that financing, whether debt or equity, will be available to us in the amounts required at any particular time or for any particular period, or if available, that it can be obtained on satisfactory terms. We have made no arrangements with our officers, directors or affiliates to provide liquidity to us.

We anticipate that we will need to raise additional capital within the next 12 months in order to continue implementing our business plan and commence full operations. We will need to raise the funds through debt or equity financing or a combination of both. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities is likely to result in dilution to our shareholders. There can be no assurance that sources of capital will be available to us on acceptable terms, or at all. If we are unable to raise additional capital, we may not be able to continue as a going concern, and might have to reorganize under bankruptcy laws, liquidate or enter into a business combination. We have not presently identified any probable business combination. If adequate funds are not available within the next 12 months, we may be required to significantly curtail our operations.


                             DESCRIPTION OF PROPERTY

Our current principal executive offices and technical facilities are located at 3200 Wilshire Boulevard North Tower, Los Angeles, California, 90010. Our lease of these premises covers 1,283 square feet. It commenced May 1, 2001, and runs through April 30, 2002, at a lease rate of $1,141.87 per month ($10.68 per square foot). The security deposit was $2,180.

We believe that our present facilities will be suitable for the operation of our business for the foreseeable future.

The furnished facilities are leased from the property owners. We do not carry tenants insurance for contents as our exposure is minimal in that we do not own or directly lease any material amount of fixtures or equipment.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS  WITH  MANAGEMENT  AND  OTHERS
-------------------------------------------

No director, executive officer or nominee therefor of MyPlan USA, and no owner of five percent or more of the company's outstanding shares or any member of their immediate family has entered into or proposed any transaction with the company in which the amount involved exceeds $60,000.

CERTAIN  BUSINESS  RELATIONSHIPS
--------------------------------

No director or nominee for director is or has been during MyPlan USA's last fiscal year an executive officer or beneficial owner of more than 10% of any other entity that has engaged in a transaction with MyPlan USA in excess of 5% of either company's revenues or assets.

INDEBTEDNESS  OF  MANAGEMENT
----------------------------

There are no persons who are directors, executive officers of MyPlan USA, nominees for election as a director, immediate family members of the foregoing, corporations or organizations (wherein the foregoing are executive officers or partners, or 10% of the shares of which are directly or beneficially owned by the foregoing), trusts or estates (wherein the foregoing have a substantial beneficial interest or as to which the foregoing serve as a trustee or in a similar capacity) that are indebted to MyPlan USA in an amount in excess of $60,000.

TRANSACTIONS  WITH  PROMOTERS
-----------------------------

Do Suk Kim founded MyPlan USA on August 2, 2001 with an initial capitalization of $61,379.60, for which he received 6,137,960 shares of common stock. Beginning in 1999, Mr. Kim conducted pre-incorporation activities for the company. Mr. Kim is a principal shareholder, president and a director of MyPlan Korea with which MyPlan USA has a business relationship.

                             MARKET FOR COMMON STOCK

MARKET  PRICE
-------------

There is no trading market for MyPlan USA common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in MyPlan USA common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price.


We intend to apply to have MyPlan USA common stock included for trading on the NASD OTC Bulletin Board. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company for listing on the Bulletin Board. We may be unable to find a market maker willing to sponsor the company. If MyPlan USA does qualify for the OTC Bulletin Board, shareholders may still find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the company's securities trading in the OTC market. Quotations on the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Our securities will also be subject to Securities and Exchange Commission's "penny stock" rules. The penny stock rules may further affect the ability of owners of our shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers might be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

STOCK  OPTIONS
--------------

There are no stock options or warrants or other securities convertible into MyPlan USA common stock outstanding as at November 30, 2001. We may file a registration statement on Form S-8 after the effective date hereof that would permit and facilitate the offering of options to acquire shares of common stock of the company at prices per share at variance with any market quotations at the time. There were no warrants or other securities convertible into MyPlan USA common stock outstanding as of January 11, 2002.

SHARES  ELIGIBLE  FOR  FUTURE  SALE
-----------------------------------

This registration statement and prospectus will permit some of our shareholders to sell up to an aggregate of 10,597,415 shares of our common stock from time to time, as long as we maintain the effectiveness of the registration statement and update the prospectus. The offering will close no later than 190 days after the effective date of the registration statement that includes this prospectus.

On August 20, 2002, all 17,016,000 of our common shares that are outstanding as of January 11, 2002 will be eligible to be sold pursuant to Rule 144, subject to the public information, volume limitation, manner of sale and notice conditions of the rule. On August 20, 2003, 10,597,415 of these shares will be eligible for sale without condition under Rule 144(k). The remaining 6,418,585 of these shares are held by affiliates and may be sold under Rule 144 only in compliance with the public information, volume limitation, manner of sale and notice conditions of the rule.

In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:

          - public information-we must be current in our requirement to file our quarterly and annual reports with the SEC, as well as any reports required to be filed on Form 8-K for material events;

          - volume limitation-during any three-month period, a shareholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;

          - manner of sale-the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer; and
          - notice-except for certain de minimis sales, the seller must file a Form 144 with the SEC.

Sales of unregistered securities by an affiliate must always comply with these four conditions. After holding their shares for more than two years, shareholders who are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.


There are no contractual restrictions prohibiting the sale of any of our outstanding shares.

HOLDERS
-------

As of January 11, 2002, there were 17,016,000 shares of common stock outstanding, held by 373 shareholders of record.

DIVIDENDS
---------

To date we have not paid any dividends on our common stock, and we do not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will be dependent upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the board of directors.

                             EXECUTIVE COMPENSATION

COMPENSATION  OF  NAMED  EXECUTIVE  OFFICERS
--------------------------------------------

No compensation has been paid to any Named Executive Officers since inception on August 2, 2001. Although there is no current plan in existence, it is possible that we will adopt a plan to pay or accrue compensation to our Named Executive Officers for services related to the implementation of our business plan.

COMPENSATION  OF  DIRECTORS
---------------------------

Directors receive no compensation for their service as such, although they do receive reimbursement for expenses.

There is no compensation committee and no compensation policies have been adopted.

EMPLOYMENT  CONTRACTS
---------------------

We have no employment contract or compensatory plan or arrangement with any Named Executive Officer of MyPlan USA, but anticipate entering into employment agreements with certain management and key personnel in the near future.

We may in the future create retirement, pension, profit sharing, insurance and medical reimbursement plans covering our executive officers and directors, and staff. At the present time no such plans exist. No advances have been made or are contemplated by MyPlan USA to any of its Executive Officers or Directors.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

                              FINANCIAL STATEMENTS



                                                                                                      Page
                                                                                                      ----
Independent Accountants' Report dated October 5, 2001. . . . . . . . . . . . . . . . . . . . . . . .    31

Balance Sheet as at August 31, 2001 (audited). . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

Statement of Operations for the period from inception through August 31, 2001 (audited). . . . . . .    33

Statement of Cash Flows for the period from inception through August 31, 2001 (audited). . . . . . .    34

Statement of Stockholders' Equity for the period from inception through August 31, 2001 (audited). .    35

Notes to the Financial Statements (audited). . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36



Balance Sheet as at October 31, 2001 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . .    38

Statement of Operations for the period from inception through October 31, 2001 (unaudited) . . . . .    39

Statement of Stockholders' Equity for the period from inception through October 31, 2001 (unaudited)    40

Statement of Cash Flows for the period from inception through October 31, 2001 (unaudited) . . . . .    41

Notes to the Financial Statements (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . . . .    42


                   REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

TO  THE  BOARD  OF  DIRECTORS  AND  SHAREHOLDERS
OF  MYPLAN  USA,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)

We have audited the balance sheet of MyPlan USA, Inc. (A Development Stage Company) as at August 31, 2001 and the statement of operations, shareholders' equity and cash flow for the period from the date of incorporation, August 2, 2001 to August 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MyPlan USA, Inc. (A Development Stage Company), as at August 31, 2001 and the results of its operations and its cash flows for the period from the date of incorporation, August 2, 2001 to August 31, 2001 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has not generated any revenues since inception. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


"Pannell  Kerr  Forster"

Chartered  Accountants

Vancouver,  Canada
October  5,  2001

                                MYPLAN USA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                 AUGUST 31, 2001
                                 (U.S. DOLLARS)




ASSETS

CASH. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   9,846


LIABILITIES

CURRENT
 Accounts payable and accrued liabilities . . . . . . . . . . . . . . .  $  50,313
  Due to shareholders . . . . . . . . . . . . . . . . . . . . . . . . .      4,522
-----------------------------------------------------------------------  ----------


TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .     54,835


SHAREHOLDERS' EQUITY (DEFICIENCY)
COMMON STOCK
  Authorized
   100,000,000  Shares of common stock with a par value of $0.001 each
  Issued and Outstanding
    17,016,000  Shares of common stock. . . . . . . . . . . . . . . . .     17,016
-----------------------------------------------------------------------  ----------
ADDITIONAL PAID-IN CAPITAL. . . . . . . . . . . . . . . . . . . . . . .    152,899
-----------------------------------------------------------------------  ----------
DEFICIT ACCUMULATED DURING THE DEVELOPMENT
-----------------------------------------------------------------------
  STAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (214,904)
-----------------------------------------------------------------------  ----------


TOTAL SHAREHOLDERS' EQUITY (DEFICIENCY) . . . . . . . . . . . . . . . .    (44,989)
-----------------------------------------------------------------------  ----------


                                                                         $   9,846
                                                                         ----------


                        See Notes to Financial Statements




                                MYPLAN USA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
        PERIOD FROM DATE OF INCEPTION (AUGUST 2, 2001) TO AUGUST 31, 2001
                                 (U.S. DOLLARS)




EXPENSES
  Amalgamation . . . . . . . . . .  $  120,050
  License and trademark. . . . . .      40,000
  Animation character design . . .      20,000
  Professional and consulting fees       9,200
  Market research. . . . . . . . .       8,460
  Reorganization . . . . . . . . .       3,500
  Transfer agent . . . . . . . . .       1,000
  Bank charges . . . . . . . . . .         154


NET LOSS . . . . . . . . . . . . .  $ (202,364)


BASIC AND DILUTED
  Loss per share . . . . . . . . .  $    (0.03)


SHARES USED IN BASIC AND DILUTED
  PER SHARE COMPUTATION. . . . . .   6,454,345
----------------------------------  -----------






                       See Notes to Financial Statements.

                                MYPLAN USA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
        PERIOD FROM DATE OF INCEPTION (AUGUST 2, 2001) TO AUGUST 31, 2001
                                 (U.S. DOLLARS)




                                            CUMULATIVE
                                            FROM
                                            INCEPTION
                                            TO
                                            AUGUST 31,
                                                  2001



OPERATING ACTIVITIES
  Net loss . . . . . . . . . . . . . . . .  $  (202,364)
  Shares issued for services . . . . . . .       19,660
  Amalgamation costs paid with shares. . .           50
CHANGES IN OPERATING
ASSET AND LIABILITIES
  Accounts payable and accrued liabilities       42,500


NET CASH USED BY OPERATING ACTIVITIES. . .     (140,154)


FINANCING ACTIVITY
  Issuance of common stock for cash. . . .      150,000


NET INFLOW OF CASH . . . . . . . . . . . .        9,846
------------------------------------------  ------------
CASH, BEGINNING OF PERIOD. . . . . . . . .            0
------------------------------------------  ------------


CASH, END OF PERIOD. . . . . . . . . . . .  $     9,846
------------------------------------------  ------------


NON-CASH ACTIVITIES
  Shares issued for shares of VJG4, Inc. .  $    12,335
  Shares issued for services . . . . . . .  $    19,660




                       See Notes to Financial Statements.

                                MYPLAN USA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
        PERIOD FROM DATE OF INCEPTION (AUGUST 2, 2001) TO AUGUST 31, 2001
                                 (U.S. DOLLARS)



                                                                                               Total
                                        Common Stock       Additional                  Stockholders'
                                   Number                     Paid-in     Accumulated         Equity
                                   of Shares       Amount     Capital         Deficit   (Deficiency)

August 2, 2001

  (Inception). . . . . . . . .             0  $         0  $      0  $            0   $          0
Issuance of common stock                                          0
For cash . . . . . . . . . . .    15,000,000       15,000   135,000               0        150,000
For services note 2(d)). . . .     1,966,000        1,966    17,694               0         19,660
To acquire VJG4, Inc. (note 1)        50,000           50       205         (12,540)       (12,285)
Net loss August 31, 2001 . . .             0            0         0        (202,364)      (202,364)


Balance, August
31, 2001 . . . . . . . . . . .    17,016,000  $    17,016  $152,899  $     (214,904)  $    (44,989)



The 50,000 shares issued to acquire VJG4, Inc. are "restricted securities" subject to Rule 144 of the Securities Act of 1933.




                       See Notes to Financial Statements.

                                MYPLAN USA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2001
                                 (U.S. DOLLARS)



1.     ORGANIZATION  AND  NATURE  OF  OPERATIONS

The Company was incorporated August 2, 2001 under the laws of the State of Nevada. The objective of the Company is to provide pre-production, production and post-production services to the animation industry.

On August 20, 2001, the Company acquired all of the outstanding shares of common stock of VJG4, Inc. for 50,000 shares of the Company assigned their par value of $50 and for $40,000 and then merged with VJG4, Inc. Following the merger, all VJG4, Inc. shares of common stock were cancelled. VJG4, Inc. was a development stage company and had no operations to the date of the merger other than organizational and administrative activities. The cash payment of $40,000 was expensed as amalgamation cost.

With effect from August 21, 2001, VJG4, Inc. ceased to exist and all of its assets and liabilities became those of the Company. As a result, the Company's financial statements at August 31, 2001 present the financial position of the consolidated entity formed by the merger of August 20, 2001. At the date of acquisition VJG4, Inc. had no assets, had liabilities of $12,335 and an accumulated deficit of $12,540.

The Company is a development stage company. The ability of the Company to emerge from the development stage with respect to its planned principal business activity is dependent upon its successful efforts to raise additional equity financing. There is no guarantee that the Company will be able to raise any equity financing.

There is substantial doubt regarding the Company's ability to continue as a going concern. The Company intends to obtain additional capital from third parties to finance its involvement in the animation industry.

2.     SIGNIFICANT  ACCOUNTING  POLICIES

(a)     Other  comprehensive  income  (loss)

The Company may, in the future, have other comprehensive income (loss) arising from foreign currency translation.

(b)     Net  loss  per  share

Net loss per share calculations are based on the weighted average number of common shares outstanding during the reporting period.

(c)     Use  of  estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

2.     SIGNIFICANT  ACCOUNTING  POLICIES

(d)     Common  stock  issued  for  services

The Directors of the Company determined that $19,660 was the fair market value of services received by the Company from contractors.

(e)     Financial  instruments

The Company's financial instruments consist of cash, accounts payable and due to shareholders. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value.

3.     INCOME  TAXES

The Company has operating losses which may be carried forward to apply against future years' taxable income. The tax effect has not been recorded in these financial statements.

The  components  of  future  income  tax  assets  are  as  follows:



                                       2001
                                     ---------

Future income tax assets
-----------------------------------
  Net operating loss carry forwards  $202,364
-----------------------------------  ---------
  Appropriate tax rate. . . . . . .        45%
-----------------------------------  ---------


                                       91,064
                                     ---------
Less:  Valuation allowance. . . . .   (91,064)
-----------------------------------  ---------


Tax assets. . . . . . . . . . . . .  $      0
-----------------------------------  ---------

Net  operating  losses  for  U.S.A. income tax purposes expire in the year 2022.

                                MyPlan USA, Inc.
                          A Development Stage Company
                      Balance Sheet as at October 31, 2001
                                    Unaudited
                                  U.S. Dollars
                            (Prepared by Management)






                                                                              October 31, 2001    August 31, 2001

ASSETS
Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $           9,734   $          9,846
Work in progress. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             41,420                  -

Total Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $          51,154   $          9,846


LIABILITIES
Current
    Accounts payable and accrued liabilities. . . . . . . . . . . . . . . .  $          46,274   $         42,500
Payable to MyPlan Korea . . . . . . . . . . . . . . . . . . . . . . . . . .             42,420                  -

Total Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $          87,695   $         42,500

SHAREHOLDERS' EQUITY
Common Stock
  Authorized
    100,000,000 shares of common stock with a par value of $0.001 each
      20,000,000 shares of preferred stock with a par value of $0.001 each
  Issued and outstanding
          17,016,000 shares of common stock . . . . . . . . . . . . . . . .             17,016             17,016
                     (2,050,000 - August 31,  2001)

Additional paid in capital. . . . . . . . . . . . . . . . . . . . . . . . .            152,694            152,694
Other comprehensive income. . . . . . . . . . . . . . . . . . . . . . . . .                  -                  -
Deficit accumulated during the development stage. . . . . . . . . . . . . .           (206,251)          (202,364)

Total Shareholders' Equity (Deficit). . . . . . . . . . . . . . . . . . . .            (36,541)           (32,654)


Total Liabilities and Shareholders' Equity. . . . . . . . . . . . . . . . .  $          51,154   $          9,846

See accompanying notes.


                                MyPlan USA, Inc.
                           A Development Stage Company
                             Statement of Operations
          From the date of inception August 2, 2001 to October 31, 2001
                                    Unaudited
                                  U.S. Dollars
                            (Prepared by Management)




Revenue. . . . . . . . . . . . .  $        -

Expenses

     Amalgamation. . . . . . . .     120,050
     License of trademark. . . .      40,000
     Animation character design.      20,000
     Professional fees . . . . .       9,200
     Market research . . . . . .       8,460
     Reorganization. . . . . . .       3,500
     Transfer agent fees . . . .       1,000
     Office. . . . . . . . . . .       4,041
     Value of Director's
          uncompensated services           -
                                     206,251
                                  -----------


Net income (loss) per period . .  $ (206,251)

Basic and diluted
     Net income (loss) per share  $   (0.038)

Weighted average number
     of shares outstanding . . .   5,375,778


See accompanying notes.


                                MyPlan USA, Inc.
                           A Development Stage Company
                  Statements of Changes in Stockholders' Equity
                 From the date of inception to October 31, 2001
                                    Unaudited
                                  U.S. Dollars


                                                                   Other
                                                      Additional   Compre-     Accumu-        Total
                                                        Paid-in    hensive     lated      Stockholders

                                 Shares      Amount     Capital     Income    Deficit        Equity

Issuance of common
     stock for organizational
     expense. . . . . . . . .   2,050,000   $   205   $         -  $      -  $       -   $         205

Value of
uncompensated
services. . . . . . . . . . .           -         -             -         -          -               -

Merger. . . . . . . . . . . .         100       100             -         -        100
     Issuance of common
      stock on merger . . . .      50,000        50             -         -          -              50
     Cancellation of common
       stock on merger. . . .  (2,050,000)     (205)            -         -          -            (205)
     Acquisition of deficit
       on merger. . . . . . .           -         -             -         -      4,705           4,705

Issuance of common stock for
     Cash . . . . . . . . . .  15,000,000    15,000       135,000         -          -         150,000
     Fair market value
       of services. . . . . .   1,966,000     1,966        17,694         -          -          19,660

Net loss for the period . . .           -         -             -         -   (206,251)       (206,251)


Balance - October 31
2001. . . . . . . . . . . . .  17,016,000   $17,016   $   152,694  $      -  $ 206,251   $      36,541


See accompanying notes



                                MyPlan USA, Inc.
                           A Development Stage Company
                            Statements of Cash Flows
          From the date of inception August 2, 2001 to October 31, 2001
                                    Unaudited
                                  U.S. Dollars
                            (Prepared by Management)




                                                              2001

Operating Acivities
     Net Income (loss). . . . . . . . . . . . . . . . . .  $(206,251)
       Adjustments to reconcile net income (loss) to net
           cash used by operation activities. . . . . . .      4,705
       Changes in operating assets and liabilities. . . .     44,469

Net cash provided by (used by) operation activities . . .   (157,077)

Investing Activities. . . . . . . . . . . . . . . . . . .          -

Financing Activities
     Issuance of common shares. . . . . . . . . . . . . .     16,811
     Additional paid in capital . . . . . . . . . . . . .    150,000

Effect of foreign currency translation on cash. . . . . .          -

Inflow (outflow) of cash. . . . . . . . . . . . . . . . .      9,734
Cash, beginning of period . . . . . . . . . . . . . . . .          -

Cash, end of period . . . . . . . . . . . . . . . . . . .  $   9,734

Supplemental information
     Interest paid. . . . . . . . . . . . . . . . . . . .  $       -
     Shares issued for services . . . . . . . . . . . . .  $   1,966
     Additional paid in capital contributed in services .  $  17,694
     Corporate income taxes paid. . . . . . . . . . . . .  $       -

See accompanying notes



                                MyPlan USA, Inc.
                          Notes to Financial Statements
                       Nine Months Ended October 31, 2001
                                    Unaudited
                                  U.S. Dollars


1.     ORGANIZATION  AND  BASIS  OF  PRESENTATION
The Company was incorporated August 2, 2001 in the State of Nevada. Pursuant to an Agreement and Plan of Merger dated August 20, 2001, the Company acquired all of the outstanding shares of common stock of VJG4, Inc. ("VJG"), a Washington State corporation, from the shareholders of VJG in an exchange for an aggregate of 50,000 shares of common stock of the Company plus $40,000.00 and merged with VJG.
Upon effectiveness of the Merger, pursuant to Rule 12g-3(a) of the General rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), the
Company elected to become the successor issuer to VJG for reporting purposes under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and elects to report under the Exchange Act effective August 21, 2001.
The Company had 16,966,000 shares of common stock, $0.001 par value per share, issued and outstanding prior to the Merger, and 17,016,000 shares issued and outstanding following the Merger. VJG had 2,050,000 shares of common stock, par value $0.0001 per share, issued and outstanding prior to the Merger. Immediately upon the effectiveness of the Merger, each VJG share of common stock was cancelled.
Upon the effective date of the merger, August 21, 2001, VJG ceased to exist and all of its assets and liabilities became those of the Company. The Company chose to adopt its own year end of January 31 and is reporting accordingly (the year end of VJG was December 31).

The Company is a development stage company. The ability of the Company to emerge from the development stage with respect to its planned principal business activity is dependent upon its successful efforts to raise additional equity financing. There is no guarantee that the Company will be able to raise any equity financing and there is substantial doubt regarding the Company's ability to continue as a going concern.

2.           BASIS  OF  ACCOUNTING  PRESENTATION
These unaudited financial statements have been prepared by management in accordance with generally accepted accounting principles in the United States for interim financial information, are condensed and do not include all disclosures required for annual financial statements. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company's audited financial statements filed as part of the Company's Form 8K-12g3 August 24, 2001.

In the opinion of the Company's management, these financial statements reflect all adjustments necessary to present fairly the Company's financial position at October 31, 2001 and the results of its operations for the nine months then ended. The results of operations for the nine months ended October 31, 2001 are not necessarily indicative of the results to be expected for the entire fiscal year.

3.           COMMON  STOCK
See Note 1 to the financial statements for the nine months ended October 31, 2001.

                 Subject to Completion - [__________, 2002]



                                   PROSPECTUS

                                MYPLAN USA, INC.
                                10,597,415 SHARES
                                  COMMON STOCK


We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of MyPlan USA, Inc. have not changed since the date hereof.

Until [date], 2002 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.


                     THE DATE OF THIS PROSPECTUS IS [DATE].

                                     PART II

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

In  accordance with Nevada law, MyPlan USA's Articles of Incorporation, filed as
Exhibit 3.1, provide that the company may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the company, against such person's costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the company, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defence of such action against costs and expenses actually and reasonably incurred in connection with the action.

The Bylaws of MyPlan USA filed as Exhibit 3.2, provide that the company will indemnify its officers and directors for costs and expenses incurred in connection with the defence of actions, suits, or proceedings against them on account of their being or having been directors or officers of the company, absent a finding of negligence or misconduct in office. MyPlan USA's Bylaws also permit the company to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the company has the power to indemnify such person against liability for any of those acts.


ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The estimated expenses for the offer and sale of the shares registered by this prospectus are set forth in the following table, exclusive of selling agent commissions and expenses:



ITEM                   AMOUNT ($)
---------------------  -----------

SEC Registration Fee.  $    633.20
---------------------  -----------
EDGAR Filing Expenses  $  4,000.00
---------------------  -----------
Transfer Agent Fees .  $  3,500.00
---------------------  -----------
Legal Fees. . . . . .  $ 27,000.00
---------------------  -----------
Accounting Fees . . .  $  4,000.00
---------------------  -----------
Printing Costs. . . .  $  3,000.00
---------------------  -----------
Miscellaneous . . . .  $  3,000.00
---------------------  -----------
           TOTAL. . .  $ 45,133.20
---------------------  -----------




ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

Set forth below is information regarding the sales and issuances of our securities without registration since inception, August 2, 2001.

1. Pursuant to an Agreement and Plan of Merger dated August 20, 2001, we issued 50,000 shares of our common stock to the two shareholders of VJG4, Inc. in exchange for all of the outstanding common stock of VJG4, Inc. The offer and sale of securities were exempt from registration under Rule 504 and/or Rule 506 of Regulation D and/or Section 4(2) under the Securities Act of 1933, as amended (the "Act"). The following persons each received 25,000 shares of our common stock in connection with the merger transaction: Chapin Wilson and James Vandeberg.

2. On August 20, 2001, we issued a total of 1,966,000 shares of its common stock in exchange for services rendered to MyPlan USA that were valued at $19,660. The offers and sales of the common stock were exempt from registration under Rule 504 and/or Rule 506 of Regulation D and/or Section 4(2) under the Act. If the foregoing exemptions are not available, we believe that the offers and sales were exempt from registration under Regulation S under the Act due to the foreign nationality of the subscribers. In the event that this offering and the offering described in paragraph 1 above are integrated, we believe that the exemptions available under Rule 504 and/or Rule 506 of Regulation D and/or
Section 4(2) under the Act still cover an integrated offering. The following entities received shares in connection with the offering: Worldcup Finance Ltd.; Penn Capital Canada Ltd.; and Pegasus Investments Limited.

3. On August 20, 2001, we completed a private placement offering of 15,000,000 shares of its common stock at an offering price of $0.01 per share. Gross proceeds from the offer and sale were $150,000. The offers and sales were exempt from registration pursuant to Regulation S under the Act due to the foreign nationality of all of the investors. No commission or other payment was made with respect to the funds raised. The selling shareholders in this prospectus include all those persons who received shares of common stock in connection with the private placement.

REPORTS  TO  SHAREHOLDERS

We plan to furnish our shareholders with an annual report for each fiscal year containing financial statements audited by its independent auditors. MyPlan USA is a reporting company under Section 12(g) of the Securities and Exchange Act of 1934, and is required to file quarterly and annual reports and proxy statements. Any document MyPlan USA files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street NW, Washington DC 20549, and the public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. MyPlan USA's filings with the Commission are also available to the public from the Commission's web-site at http://www.sec.gov.

ITEM  27.  EXHIBITS

The  following  Exhibits  are  attached  to  this  registration  statement:

Exhibit No.       Description
-----------       ---------------------------------------------------------------
2.1*              Agreement and Plan of Merger between VJG4, Inc. and MyPlan USA,
                  Inc. dated August 20, 2001
3.1               Amended and Restated Articles of Incorporation
3.2               Amended and Restated Bylaws
4.1*              Specimen Share Certificate
5.1               Opinion of Ogden Murphy Wallace, P.L.L.C.
23.1              Consent of Pannell Kerr Forster, Independent Accountants
23.2              Consent of Ogden Murphy Wallace, P.L.L.C. (see Exhibit 5.1)


* Incorporated by reference from our report on Form 8-K 12g-3 dated August 20, 2001 and filed with the SEC on August 23, 2001.


ITEM  28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes  as  follows:

(1) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a prospectus as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering of those securities.

(2) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the provisions described above in Item 24, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by the small business issuer is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) For purposes of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1), or
(4), or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

 (5) For purposes of determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time, as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on the 16th day of January, 2002.

MYPLAN  USA,  INC.


By:     /s/  Nak  Hoon  Kim
        -------------------
          Nak  Hoon  Kim,  President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

     /s/  Nak  Hoon  Kim          Date:     01  /  16  /  02
     -------------------                --------------------
     Nak  Hoon  Kim,  President  and  Director

     /s/  Seung  Hee  Choi          Date:     01  /  16  /  02
     ---------------------               ---------------------
     Seung  Hee  Choi,  Director

     /s/  Song  Yul  Choi          Date:     01  /  16  /  02
     --------------------               ---------------------
     Song  Yul  Choi,  General  Manager  and  Director

                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       ---------------------------------------------------------------
2.1*              Agreement and Plan of Merger between VJG4, Inc. and MyPlan USA,
                  Inc. dated August 20, 2001
3.1               Amended and Restated Articles of Incorporation
3.2               Amended and Restated Bylaws
4.1*              Specimen Share Certificate
5.1               Opinion of Ogden Murphy Wallace, P.L.L.C.
23.1              Consent of Pannell Kerr Forster, Independent Accountants
23.2              Consent of Ogden Murphy Wallace, P.L.L.C. (see Exhibit 5.1)


* Incorporated by reference from our report on Form 8-K 12g-3 dated August 20, 2001 and filed with the SEC on August 23, 2001.

                                  Exhibit 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                MYPLAN USA, INC.

     The undersigned hereby adopts as its chartering document these Amended and Restated Articles of Incorporation.

                                    ARTICLE I

     The  name  of  the  corporation  is  "MyPlan  USA,  Inc."

                                   ARTICLE II

     2.1.     Authorized  Capital

     The total number of shares that this corporation is authorized to issue is 120,000,000, consisting of 100,000,000 shares of Common Stock having a par value of $0.001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

     2.2.     Issuance  of  Preferred  Stock  by  Class  and  in  Series

     The Preferred Stock may be issued from time to time in one or more classes and one or more series within such classes in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend the designation, preferences, limitations and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any class or series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any class or series, the Board of Directors shall further have the authority, after the issuance of shares of a class or series whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding.

                                   ARTICLE III

     The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

     3.1     Omnibus.

     To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized ("applicable corporate law") and any and all acts amendatory thereof and supplemental thereto.

     3.2. Carrying On Business Outside State.

     To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

     3.3. Purposes To Be Construed As Powers.

     The purposes specified herein shall be construed both as purposes and powers and shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

                                   ARTICLE IV

     Except as may be authorized pursuant to Section 2.2 of Article II, no pre-emptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                                    ARTICLE V

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                                   ARTICLE VI

     6.1.     Number  of  Directors

     The Board of Directors shall be composed of not less than one nor more than six Directors. Except with respect to the initial Director, the specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided herein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     6.2.     Classification  of  Directors

     The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of stockholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors.

     6.3.     Removal  of  Directors

     The stockholders may remove one or more Directors with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director or Directors.

     6.4.     Vacancies  on  Board  of  Directors

     If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The stockholders may fill a vacancy only if there are no Directors in office.

                                   ARTICLE VII

     This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by the applicable corporate law, and the rights of the stockholders of this corporation are granted subject to this reservation.

                                  ARTICLE VIII

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

                                    ARTICLE IX

     9.1.     Stockholder  Actions

     Subject to any limitations imposed by applicable securities laws, any action required or permitted to be taken at a stockholders meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     9.2.     Number  of  Votes  Necessary  to  Approve  Actions

     Whenever applicable corporate law permits a corporation's articles of incorporation to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by stockholders, these Articles of Incorporation hereby specify that the number of shares required to approve such an action shall be such lesser number.

     9.3.     Special  Meetings  of  Stockholders

     So long as this corporation is a public company, special meetings of the stockholders of the corporation for any purpose may be called at any time by the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

     9.4.     Quorum  for  Meetings  of  Stockholders.

     Except with respect to any greater requirement contained in these Articles of Incorporation or the applicable corporate law, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the applicable corporate law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of stockholders.

                                    ARTICLE X

     To the full extent that applicable corporate law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the personal liability of Directors, a Director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article X shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                   ARTICLE XI

     11.1.     Indemnification.

     The corporation shall indemnify its directors to the full extent permitted by applicable corporate law now or hereafter in force. However, such indemnity shall not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Board resolution or contract.

11.2.     Authorization.

     The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

     11.3.     Effect  of  Amendment.

     No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                   ARTICLE XII

     This Amended and Restated Articles of Incorporation shall become effective upon filing.

     IN WITNESS WHEREOF, the undersigned, President of the corporation, for the purpose of amending and restating Articles of Incorporation of MyPlan USA, Inc., hereby makes, files and records this Amended and Restated Articles of Incorporation and certifies that it is the act and deed of the corporation and that the facts stated herein are true.


       /s/ Nak Hoon Kim                                 November  28,  2001
     ---------------------------                        -----------------------
     Nak Hoon Kim,  President                                    Date

                                  Exhibit 3.2


                                    EXHIBIT B
                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                MYPLAN USA, INC.
                                  DECEMBER 2001


TABLE  OF  CONTENTS
-------------------

SECTION 1 - OFFICES                                                       4

SECTION 2 - SHAREHOLDERS                                                  4
     2.1     Annual Meeting                                               4
     2.2     Special Meetings                                             4
     2.3     Meetings by Communications Equipment                         4
     2.4     Date, Time and Place of Meetings                             4
     2.5     Notice of Meeting                                            4
     2.6     Waiver of Notice                                             5
     2.7     Fixing of Record Date for Determining Shareholders           5
     2.8     Voting Record                                                6
     2.9     Quorum                                                       6
     2.10    Manner of Acting                                             6
     2.11    Proxies                                                      7
     2.12    Voting Shares                                                7
     2.13    Voting for Directors                                         7
     2.14    Action by Shareholders Without a Meeting                     7

SECTION 3 - BOARD OF DIRECTORS                                            7
     3.1     General Powers                                               8
     3.2     Number, Classification and Tenure                            8
     3.3     Annual and Regular Meetings                                  8
     3.4     Special Meetings                                             9
     3.5     Meetings by Communications Equipment                         9
     3.6     Notice of Special Meetings                                   9
             3.6.1     Personal Delivery                                  9
             3.6.2     Delivery by Mail                                   9
             3.6.3     Delivery by Private Carrier                        9
             3.6.4     Facsimile Notice                                  10
             3.6.5     Delivery by Telegraph                             10
             3.6.6     Oral Notice                                       10

                                        1

     3.7     Waiver of Notice                                            10
             3.7.1     In Writing                                        10
             3.7.2     By Attendance                                     10
     3.8     Quorum                                                      10
     3.9     Manner of Acting                                            11
     3.10     Presumption of Assent                                      11
     3.11     Action by Board or Committees Without a Meeting            11
     3.12     Resignation                                                11
     3.13     Removal                                                    12
     3.14     Vacancies                                                  12
     3.15     Executive and Other Committees                             12
             3.15.1     Creation of Committees                           12
             3.15.2     Authority of Committees                          12
             3.15.3     Minutes of Meetings                              13
             3.15.4     Removal                                          13
     3.16     Compensation                                               13

SECTION 4 - OFFICERS                                                     13
     4.1     Appointment and Term                                        13
     4.2     Resignation                                                 13
     4.3     Removal                                                     14
     4.4     Contract Rights of Officers                                 14
     4.5     Chairman of the Board                                       14
     4.6     President                                                   14
     4.7     Vice President                                              14
     4.8     Secretary                                                   14
     4.9     Treasurer                                                   15
     4.10    Salaries                                                    15

SECTION 5 - CONTRACTS, LOANS, CHECKS AND DEPOSITS                        15
     5.1     Contracts                                                   15
     5.2     Loans to the Corporation                                    15
     5.3     Checks, Drafts, Etc.                                        15
     5.4     Deposits                                                    16

SECTION 6 - CERTIFICATES FOR SHARES AND THEIR TRANSFER                   16
     6.1     Issuance of Shares                                          16
     6.2     Certificates for Shares                                     16
     6.3     Stock Records                                               16
     6.4     Restriction on Transfer                                     16
     6.5     Transfer of Shares                                          17
     6.6     Lost or Destroyed Certificates                              17

                                        2

SECTION 7 - BOOKS AND RECORDS                                            17

SECTION 8 - ACCOUNTING YEAR                                              18

SECTION 9 - SEAL                                                         18

SECTION 10 - INDEMNIFICATION                                             18
     10.1     Right to Indemnification                                   18
     10.2     Restrictions on Indemnification                            19
     10.3     Advancement of Expenses                                    19
     10.4     Right of Indemnitee to Bring Suit                          19
     10.5     Nonexclusivity of Rights                                   20
     10.6     Insurance, Contracts and Funding                           20
     10.7     Identification of Employees and Agents of the Corporation  20
     10.8     Persons Serving Other Entities                             20

SECTION 11 - LIMITATION OF LIABILITY                                     21

SECTION 12 - AMENDMENTS                                                  21

                               SECTION 1.  OFFICES

     The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices as the Board may designate or as the business of the corporation may require.

                            SECTION 2.  STOCKHOLDERS

2.1     ANNUAL  MEETING

The annual meeting of the stockholders to elect directors and transact such other business as may properly come before the meeting shall be held on a date not more than 180 days after the end of the corporation's fiscal year, such date and time to be determined by the Board.

2.2     SPECIAL  MEETINGS

     Special meetings of the stockholders of the corporation for any purpose may be called at any time by the Board of Directors or, if the directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors in office, but such special meetings may not be called by any other person or persons.

2.3     MEETINGS  BY  COMMUNICATIONS  EQUIPMENT

     Stockholders may participate in any meeting of the stockholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4     DATE,  TIME  AND  PLACE  OF  MEETING

     Except as otherwise provided in these Bylaws, all meetings of stockholders, including those held pursuant to demand by stockholders, shall be held on such date and at such time and place designated by or at the direction of the Board.

2.5     NOTICE  OF  MEETING

     Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each stockholder entitled to notice of or to vote at the meeting not less than 10 nor more than 60 days before the meeting, except that notice of a meeting to act on a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets other than in the regular course of business, or the dissolution of the corporation shall be given not less than 20 or more than 60 days before such meeting. If an annual or special stockholders' meeting is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to stockholders entitled to notice of or to vote as of the new record date.

Such notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype or communications equipment that transmits a facsimile of the notice. If those forms of written notice are impractical in the view of the Board, the Chairman of the Board, the President or the Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation's principal office. If such notice is mailed, it shall be deemed effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the stockholder at such stockholder's address as it appears in the corporation's current record of stockholders. Notice given in any other manner shall be deemed effective when dispatched to the stockholder's address, telephone number or other number appearing on the records of the corporation. Any notice given by publication as herein provided shall be deemed effective five days after first publication.

2.6     WAIVER  OF  NOTICE

     Whenever any notice is required to be given by an stockholder under the provisions of these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law, a waiver of notice in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting or before or after the action to be taken by consent is effective, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any stockholder by attendance in person or by proxy, unless such stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.7     FIXING  OF  RECORD  DATE  FOR  DETERMINING  STOCKHOLDERS

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 60 days, and, in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to stockholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of stockholders entitled to receive payment of any stock, dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares), the record date shall be the date the Board authorizes the stock dividend or distribution.

2.8     VOTING  RECORD

     At least 10 days before each meeting of stockholders, an alphabetical list of the stockholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each stockholder. This record shall be kept at the principal office of the corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for inspection by any stockholder or any stockholder's agent or attorney.

2.9     QUORUM

     Except with respect to any greater requirement contained in the Articles of Incorporation or the Nevada Private Corporations Law, one-third of the votes entitled to be cast on a matter by the holders of shares, pursuant to the Articles of Incorporation or the Nevada Private Corporations Law, entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of stockholders. If less than the required number of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.10     MANNER  OF  ACTING

     If a quorum is present, action on a matter other than the election of directors shall be approved if the votes cast in favour of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Nevada Private Corporations Law requires a greater number of affirmative votes. Whenever the Nevada Private Corporations Law permits a corporation's bylaws to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by stockholders, these Bylaws hereby specify that the number of shares required to approve such an action shall be such lesser number.

2.11     PROXIES

     A stockholder may vote by proxy executed in writing by the stockholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 6 months after the date of its execution, unless it is coupled with an interest or as otherwise provided in the proxy by the stockholder. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment.

2.12     VOTING  SHARES

     Except as provided in the Articles of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of stockholders shall be entitled to one vote upon such matter.

2.13     VOTING  FOR  DIRECTORS

     Each stockholder entitled to vote in an election of directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected and for whose election such stockholder has a right to vote. Stockholders shall not have the right to cumulate their votes. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of directors to be elected.

2.14     ACTION  BY  STOCKHOLDERS  WITHOUT  A  MEETING

     Any action that may be or is required to be taken at a meeting of the stockholders may be taken without a meeting if one or more written consents describing the action taken shall be signed by stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. The
Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If not otherwise fixed by the Board, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder consent is delivered to the corporation. A stockholder may withdraw a consent only by delivering a written notice of withdrawal to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent. A written consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation. Unless the consent specifies a later effective date, actions taken by written consent of the stockholders are effective when (a) consents sufficient to authorize taking the action are in the possession of the corporation and (b) the period of advance notice required by the Articles of Incorporation to be given to any nonconsenting or nonvoting stockholders has been satisfied. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

                         SECTION 3.  BOARD OF DIRECTORS

3.1     GENERAL  POWERS

     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law.

3.2     NUMBER,  CLASSIFICATION  AND  TENURE

     The Board of Directors shall be composed of not less than one nor more than six directors. The specific number of directors shall be set by resolution of the Board of Directors or, if the directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors in office. The number of directors of this corporation may be increased or decreased from time to time in the manner provided by the Articles of Incorporation, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board or, if the directors in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the directors in office. The term of office of directors of the first class shall expire at the first annual meeting of stockholders after their election. The term of office of directors of the second class shall expire at the second annual meeting after their election. The term of office of directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a director shall continue to serve despite the expiration of the director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of directors. directors need not be stockholders of the corporation or residents of the state of Nevada, and need not meet any other qualifications.

3.3     ANNUAL  AND  REGULAR  MEETINGS

     An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. The Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.

3.4     SPECIAL  MEETINGS

     Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any one-third or more of the directors in office and, in the case of any special meeting of any committee designated by the Board, by its Chairman. The person or persons authorized to call special meetings may fix any place for holding a special Board or committee meeting called by them.

3.5     MEETINGS  BY  COMMUNICATIONS  EQUIPMENT

     Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all directors participating in the meeting can hear each other during the meeting.
Participation  by  such  means shall constitute presence in person at a meeting.

3.6     NOTICE  OF  SPECIAL  MEETINGS

     Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a director in writing or orally. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

     3.6.1     PERSONAL  DELIVERY

     If notice is given by personal delivery, the notice shall be delivered to a director at least two days before the meeting.

     3.6.2     DELIVERY  BY  MAIL

     If notice is delivered by mail, the notice shall be deposited in the official government mail at least five days before the meeting, properly addressed to a director at his or her address shown on the records of the corporation, with postage thereon prepaid.

     3.6.3     DELIVERY  BY  PRIVATE  CARRIER

     If notice is given by private carrier, the notice shall be dispatched to a director at his or her address shown on the records of the corporation at least three days before the meeting.

     3.6.4     FACSIMILE  NOTICE

     If a notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be dispatched at least two days before the meeting to a director at his or her telephone number or other number appearing on the records of the corporation.

     3.6.5     DELIVERY  BY  TELEGRAPH

     If notice is delivered by telegraph, the notice shall be delivered to the telegraph company for delivery to a director at his or her address shown on the records of the corporation at least three days before the meeting.

     3.6.6     ORAL  NOTICE

If notice is delivered orally, by telephone or in person, the notice shall be personally given to the director at least two days before the meeting.

3.7     WAIVER  OF  NOTICE

     3.7.1     IN  WRITING

     Whenever any notice is required to be given to any director under the provisions of these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

     3.7.2     BY  ATTENDANCE

     A director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8     QUORUM

     A majority of the number of directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. A majority of the number of directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but if less than a majority are present at a meeting, a majority of such directors present may adjourn the committee meeting from time to time without further notice.

3.9     MANNER  OF  ACTING

     If a quorum is present when the vote is taken, the act of the majority of the directors present at a Board or committee meeting shall be the act of the Board or such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law.

3.10     PRESUMPTION  OF  ASSENT

     A director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting any business at such meeting, (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.11     ACTION  BY  BOARD  OR  COMMITTEES  WITHOUT  A  MEETING

     Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by all of the directors or by all of the committee members either before or after the action is taken and delivered to the corporation. Action taken by written consent of directors without a meeting is effective when the last director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12     RESIGNATION

     Any director may resign from the Board or any committee of the Board at any time by delivering either oral tender of resignation at any meeting of the Board or any committee, or written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13     REMOVAL

     At a meeting of stockholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permits removal for cause only) by the holders of the shares entitled to elect the director or directors whose removal is sought if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

3.14     VACANCIES

     If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of directors, the Board may fill the vacancy, or, if the directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors in office. The stockholders may fill a vacancy only if there are no directors in office. A director elected to fill a vacancy shall serve only until the next election of directors by the stockholders.

3.15     EXECUTIVE  AND  OTHER  COMMITTEES

3.15.1     CREATION  OF  COMMITTEES

     The Board, by resolution adopted by the greater of a majority of the directors then in office and the number of directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. Each committee must have one or more members, and the Board may designate one or more directors as alternate members who may replace any absent or disqualified member at any committee meeting, with all such members and alternate members to serve at the pleasure of the Board.

3.15.2     AUTHORITY  OF  COMMITTEES

     Each committee shall have and may exercise all the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the articles of incorporation or the Nevada Private Corporations Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation.

     3.15.3     MINUTES  OF  MEETINGS

     All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

     3.15.4     REMOVAL

     The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of directors then in office and the number of directors required to take action in accordance with these Bylaws.

3.16     COMPENSATION

     By Board resolution, directors and committee members may be paid either expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as director or a committee member, or a combination of the foregoing. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefore.

                              SECTION 4.  OFFICERS

4.1     APPOINTMENT  AND  TERM

     The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the President, the chief financial officer and any other officer designated by the Board as an executive officer. The Board or the President may appoint such other officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2     RESIGNATION

     Any officer may resign at any time by delivering written notice to the corporation. Any such resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.3     REMOVAL

     Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed at any time, with or without cause, by any officer authorized to appoint such officer or assistant officer.

4.4     CONTRACT  RIGHTS  OF  OFFICERS

     The  appointment  of  an  officer  does  not itself create contract rights.

4.5     CHAIRMAN  OF  THE  BOARD

     If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time, and shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board of Directors or Chairman of such meetings.

4.6     PRESIDENT

     The President shall be the chief executive officer of the corporation, unless some other officer is so designated by the Board, shall preside over meetings of the Board and stockholders in the absence of a Chairman of the Board, and, subject to the Board's control, shall supervise and control all the assets, business and affairs of the corporation. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and stockholders and for authentication of the records of the corporation.

4.7     VICE  PRESIDENT

     In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

4.8     SECRETARY

     The Secretary shall be responsible for preparation of minutes of the meetings of the Board and stockholders, maintenance of the corporation's records and stock registers, and authentication of the corporation's records, and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.9     TREASURER

     The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.10     SALARIES

     The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

                SECTION 5.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1     CONTRACTS

     The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2     LOANS  TO  THE  CORPORATION

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3     CHECKS,  DRAFTS,  ETC.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4     DEPOSITS

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may authorize.

             SECTION 6.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1     ISSUANCE  OF  SHARES

     No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2     CERTIFICATES  FOR  SHARES

     Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3     STOCK  RECORDS

     The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4     RESTRICTION  ON  TRANSFER

     Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEEN REGISTERED UNDERTHE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

6.5     TRANSFER  OF  SHARES

     The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

6.6     LOST  OR  DESTROYED  CERTIFICATES

     In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon such terms and indemnity to the corporation as the Board may prescribe.

                          SECTION 7.  BOOKS AND RECORDS

     The  corporation  shall:

(a) Keep as permanent records minutes of all meetings of its stockholders and the Board, a record of all actions taken by the stockholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

(b)  Maintain appropriate accounting records.

(c) Maintain a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

(d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(e)  Keep a copy of the following records at its principal office:

1. the Articles of Incorporation and all amendments thereto as currently in effect;
2.   these Bylaws and all amendments thereto as currently in effect;
3. the minutes of all meetings of stockholders and records of all action taken by stockholders without a meeting, for the past three years;
4.   the corporation's financial statements for the past three years;
5. all written communications to stockholders generally within the past three years;
6. a list of the names and business addresses of the current directors and officers; and
7.   the most recent annual report delivered to the Nevada Secretary of State.

                           SECTION 8.  ACCOUNTING YEAR

     The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

                                SECTION 9.  SEAL

     The Board may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation, and the year of its incorporation.

                          SECTION 10.  INDEMNIFICATION

10.1     RIGHT  TO  INDEMNIFICATION

     Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter "proceedings"), by reason of the fact that he or she is or was a director or officer of the corporation or, that being or having been such a director or officer of the corporation, he or she is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Company or a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the indemnity's heirs, executors and administrators. Except as provided in subsection 10.4 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

10.2     RESTRICTIONS  ON  INDEMNIFICATION

     No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee (a) if the indemnitee did not (i) act in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, have reasonable cause to believe the indemnity's conduct was unlawful or (b) if the corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section
78.7502 or any successor provision of the Nevada Private Corporations Law is hereafter amended, the restrictions on indemnification set forth in this subsection 10.2 shall be as set forth in such amended statutory provision.

10.3     ADVANCEMENT  OF  EXPENSES

     The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses reasonably incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

10.4     RIGHT  OF  INDEMNITEE  TO  BRING  SUIT

     If a claim under subsection 10.1 or 10.3 of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of the undertaking, the indemnitee shall be entitled to be paid also the expense of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5     NONEXCLUSIVITY  OF  RIGHTS

     The right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board or stockholders, contract or otherwise.

10.6     INSURANCE,  CONTRACTS  AND  FUNDING

     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify such person against such expense, liability or loss under the Nevada Private Corporations Law or other law. The corporation may enter into contracts with any director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this section and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.7     INDEMNIFICATION  OF  EMPLOYEES  AND  AGENTS  OF  THE  CORPORATION

     In addition to the rights of indemnification set forth in subsection 10.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of directors and officers of the corporation; (b) pursuant to rights granted or provided by the Nevada Private Corporations Law; or (c) as are otherwise consistent with the law.

10.8     PERSONS  SERVING  OTHER  ENTITIES

     Any person who, while a director or officer of the corporation, is or was serving (a) as a director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under subsections 10.1 and 10.3 of this Section.

                      SECTION 11.  LIMITATION OF LIABILITY

     To the full extent that the Nevada Private Corporations Law, as they exist on the date hereof or may hereafter be amended, permit the limitation or elimination of the liability of any person who would be considered an indemnitee under subsection 10.1 of Section 10, an indemnitee of the Company shall not be liable to the Company or its stockholders for monetary damages for conduct in the capacity based upon which such person is considered an indemnitee. Any amendments to or repeal of this Section 11 shall not adversely affect any right or protection of any indemnitee of the Company for or with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

                             SECTION 12.  AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the stockholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The stockholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the stockholders.

     The  foregoing  Bylaws  were  adopted  by  the Board on November 28, 2001 .


                                                /s/ Seung Hee Choi
                                         ___________________________________
                                                 Name:   Seung Hee Choi
                                                 Title:  Secretary

                                   Exhibit 5.1

                    [Letterhead of Ogden Murphy Wallace PLLC]



                                                              James L. Vandeberg


January 16,  2002


Nak  Hoon  Kim
MyPlan  USA,  Inc.
3200  Wilshire  Blvd.  North  Tower
Los  Angeles,  CA  90010

Re:  MyPlan  USA,  Inc.  -  Registration  Statement  on  Form  SB-2

Dear  Mr.  Kim:

We have acted as special U.S. securities counsel for MyPlan USA, Inc. (the "Company"), a Nevada corporation, in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 10,597,415 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be sold by the selling shareholders. This opinion is being furnished pursuant to Item 601(b)(50 of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Amended and Restated Articles of Incorporation; (c) the Company's Amended and Restated Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to this firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

OGDEN  MURPHY  WALLACE,  PLLC

  /s/ James L. Vandeberg

James  L.  Vandeberg

JLV/dww


                                Established 1902
         A  Member of the International Lawyers Network with independent member law firms worldwide.
             1601 Fifth Avenue, Suite 2100 - Seattle, WA  98101-1686
           206.447.7000  -   Fax: 206.447.0215  -  Web: www.omwlaw.com

                                  Exhibit 23.1


                      [Letterhead of Pannell Kerr Forster]



Nak  Hoon  Kim
MyPlan  USA,  Inc.
3200  Wilshire  Blvd.  North  Tower
Los  Angeles,  CA  90010
USA

Re:  MyPlan  USA,  Inc.'s  Registration  Statement  on  Form  SB-2

We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" and to the use of our report dated October 5, 2001, in the registration statement on Form SB-2 and related Prospectus of MyPlan USA, Inc. for the registration of shares of its common stock to be sold by selling shareholders.


/s/  Pannell  Kerr  Forster

Pannell  Kerr  Forster,  Chartered  Accountants

Vancouver,  British  Columbia
January  16,  2002

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